                             SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

[X ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                                MAGNA GROUP, INC.
                  (Name of Registrant as Specified in Its Charter)

          (Name of Person Filing Proxy Statement if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A

[  ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3)

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1) Title of each class of securities to which transaction applies: N/A
     2) Aggregate number of securities to which transaction applies: N/A
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
        4) Proposed maximum aggregate value of transaction: N/A
        5) Total Fee Paid: N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: N/A
     2) Form, Schedule or Registration Statement No.: N/A
     3) Filing Party: N/A
     4) Date Filed: N/A

                           [LOGO] MAGNA GROUP, INC.

                                ONE MAGNA PLACE
                        1401 SOUTH BRENTWOOD BOULEVARD
                        ST. LOUIS, MISSOURI 63144-1401


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD
                                  MAY 1, 1996

         The Annual Meeting of Stockholders of Magna Group, Inc. will be held on Wednesday, May 1, 1996, at 10:00 a.m., local time, at the Regal Riverfront Hotel, 200 South 4th Street, St. Louis, Missouri, for the following purposes:

         1. To elect four Class II directors to hold office for a term of three years or until their successors shall have been duly elected and qualified;

         2. To consider and act upon the adoption of the Magna Group, Inc. 1996 Long Term Performance Plan;

         3. To consider and act upon the adoption of the Magna Group, Inc. 1996 Directors' Stock Option Plan; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on March 5, 1996 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.



                                                 /S/ G. Thomas Andes

                                                 G. THOMAS ANDES
                                                 Chairman of the Board and
                                                 Chief Executive Officer

     March 29, 1996

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE PROXY SUBMITTED HEREWITH IN THE RETURN ENVELOPE PROVIDED FOR YOUR USE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                               MAGNA GROUP, INC.
                                PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

SOLICITATION OF PROXIES.........................................            1

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.................            1

ITEM 1--ELECTION OF DIRECTORS...................................            2

BOARD OF DIRECTORS AND COMMITTEES...............................            5
    Board and Committee Meetings................................            5
    Compensation Committee Interlocks and Insider Participation.            5

COMPENSATION OF DIRECTORS.......................................            6
    Directors' Fees.............................................            6
    Directors' Compensatory Plans...............................            6

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................            7

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..................................................            8
    Committee Responsibilities..................................            8
    Statement of Policy.........................................            8
    IRC Section 162(m)..........................................            9
    Base Salary.................................................            9
    Annual Incentive Compensation...............................            9
    Long Term Incentive Compensation............................           10
    CEO Compensation............................................           11
    Conclusion..................................................           11

COMPENSATION OF EXECUTIVE OFFICERS..............................           12
    Summary Compensation Table..................................           12
    Change in Control and Termination Arrangements..............           13
    Option/SAR Grants in Last Fiscal Year.......................           14
    Long Term Incentive Plans--Awards in Last Fiscal Year.......           15
    Aggregated Option/SAR Exercises in Last Fiscal Year and
      FY-End Option/SAR Values..................................           16
    Retirement Plans............................................           16

COMPARISON OF FIVE-YEAR TOTAL RETURN............................           18

ITEM 2--PROPOSAL TO ADOPT THE MAGNA GROUP, INC. 1996 LONG TERM
  PERFORMANCE PLAN..............................................           19
    Description of Performance Plan.............................           19
    Federal Income Tax Consequences.............................           21

ITEM 3--PROPOSAL TO ADOPT THE MAGNA GROUP, INC. 1996 DIRECTORS'
  STOCK OPTION PLAN.............................................           21
    Description of Directors' Plan..............................           22
    Federal Income Tax Consequences.............................           23

SECURITY OWNERSHIP OF MANAGEMENT................................           23

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT
  OF 1934.......................................................           25

INDEPENDENT PUBLIC ACCOUNTANTS..................................           25

FUTURE STOCKHOLDER PROPOSALS....................................           25

ANNUAL REPORT...................................................           25

OTHER BUSINESS..................................................           25

APPENDIX A--MAGNA GROUP, INC. 1996 LONG TERM PERFORMANCE PLAN...          A-1

APPENDIX B--MAGNA GROUP, INC. 1996 DIRECTORS' STOCK OPTION PLAN.          B-1

                           [LOGO] MAGNA GROUP, INC.

                                ONE MAGNA PLACE
                        1401 SOUTH BRENTWOOD BOULEVARD
                        ST. LOUIS, MISSOURI 63144-1401

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD
                                  MAY 1, 1996

    Magna Group, Inc. (``Magna'') is a bank holding company headquartered in St. Louis, Missouri, the business of which consists primarily of the ownership, supervision and control of a national banking association and a trust company, each of which conducts business in the States of Missouri and Illinois.

                            SOLICITATION OF PROXIES

    This proxy statement, which is first being mailed to the holders of the Common Stock, $2.00 par value (the ``Common Stock'') and the Class B Voting Preferred Stock, $20.00 par value (the ``Class B Preferred Stock'') of Magna (collectively, the ``Voting Stock") on or about March 29, 1996, is being furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the ``Annual Meeting'') to be held at the Regal Riverfront Hotel, 200 South 4th Street, St. Louis, Missouri, on Wednesday, May 1, 1996, at 10:00 a.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

    The accompanying proxy is being solicited by the Board of Directors of Magna. Any holder of the Voting Stock giving a proxy may revoke it at any time prior to its use by filing with the Secretary of Magna a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Unless so revoked, all Voting Stock represented by properly executed proxies received prior to the voting will be voted at the Annual Meeting or any adjournments thereof. Abstentions and withholding of authority will be treated as shares that are present for purposes of determining a quorum but as voted ``no'' for purposes of determining the approval of any matters submitted to the stockholders for a vote. Shares not voted by an institution holding shares in ``street name,'' because no instructions were received from the beneficial owner and such institutional holder lacks discretionary voting power, will have no effect on the vote.

    Magna will bear the entire cost of soliciting proxies. Proxies will be solicited primarily by mail; however, directors, officers and certain employees of Magna and its subsidiaries may also solicit proxies personally or by telephone or other means, but such persons will not be specially compensated for such services. In addition, Magna has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies on its behalf for a fee of approximately $5,000, plus reasonable out-of-pocket expenses. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to each beneficial owner and to obtain such beneficial owner's instructions concerning the voting of proxies and will be reimbursed by Magna for their reasonable expenses incurred in providing such services.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    Only stockholders of record at the close of business on March 5, 1996 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 28,625,018 shares of Common Stock and 2,039 shares of Class B Preferred Stock outstanding. The Common Stock and Class B Preferred Stock vote as a single class on each matter submitted to the stockholders and each share is entitled to one vote on each such matter. Holders of Magna's Voting Stock do not have the right to cumulate votes in the election of directors.

    To the knowledge of Magna, no person beneficially owned more than 5% of the shares of Common Stock outstanding on March 5, 1996 (which class of securities represents approximately 99.9% of Magna's total outstanding Voting Stock). Of the shares of Class B Preferred Stock outstanding on such date, there were five stockholders who each owned more than 5% (102 shares or more) of such securities.

                         ITEM 1. ELECTION OF DIRECTORS

    Magna's Certificate of Incorporation and By-laws provide for the division of the Board of Directors into three classes. Approximately one-third of the members of the Board of Directors are nominated each year to serve as directors for a three-year term or until their successors shall have been duly elected and qualified.

    One current director, Mr. William E. Cribbin, will retire from the Board of Directors effective May 1, 1996. In connection therewith, pursuant to action previously taken by the Board of Directors, the total number of directors will be 14, and the holders of Magna's Voting Stock will vote on the election of four Class II directors to serve for a term of three years or until their successors shall have been duly elected and qualified. Under Magna's By-laws, a plurality of the votes cast at the Annual Meeting will elect the new directors.

    Each properly executed proxy in the form enclosed that is received by Magna prior to the vote will be voted for the four Class II nominees listed below, except as directed otherwise by the stockholder executing such proxy. The nominees have been designated as such by the Board of Directors (on the recommendation of its Nominating Committee), and it is anticipated that all nominees will be candidates when the Annual Meeting is held. However, if for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee designated by the Board of Directors (except where a proxy withholds authority with respect to the election of directors) or the Board of Directors may reduce the number of directors to be elected. All nominees are currently directors of Magna.

    Certain information with respect to the nominees and the other directors whose terms of office will continue after the Annual Meeting is set forth below. Each of the directors has held the same position or another executive position with the entity shown or an affiliated entity for at least the past five years except as otherwise noted.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE ``FOR'' EACH OF THE NOMINEES.

                                                                                                                  MAGNA
                                                                                                                DIRECTOR
                                       NAME; AGE; PRINCIPAL OCCUPATION OR POSITION                                SINCE
                                       -------------------------------------------                              --------

                                 CLASS II (TO BE ELECTED TO SERVE A THREE-YEAR TERM):

[PHOTO]             G. THOMAS ANDES; 53; Chairman of the Board and Chief Executive Officer of Magna.              1981

[PHOTO]             DONALD P. GALLOP; 63; Chairman of the law firm of Gallop, Johnson & Neuman, L.C. Mr. Gallop   1991
                      is a director of Falcon Products, Inc. and Data Research Associates, Inc.

                                       2

                                                                                                                  MAGNA
                                                                                                                DIRECTOR
                                       NAME; AGE; PRINCIPAL OCCUPATION OR POSITION                                SINCE
                                       -------------------------------------------                              --------
[PHOTO]             WENDELL J. KELLEY; 69; Retired Chairman of the Board and Chief Executive Officer, Illinois    1984
                      Power Company, a public utility company. Mr. Kelly retired from his position as Chairman of the Board and Chief Executive Officer of Illinois Power Company in June 1991. Mr. Kelley
                      is a director of American Brands, Inc.

[PHOTO]             ROBERT E. MCGLYNN; 69; Attorney, McGlynn & McGlynn.                                           1982

                                    CLASS III (TO CONTINUE IN OFFICE FOR ONE YEAR):

[PHOTO]             WAYNE T. EWING; 62; Senior Vice President of Kerr-McGee Corporation, since November 1995.     1984
                      Prior thereto, Mr. Ewing served as President of Peabody Development Company, a subsidiary of Peabody Holding Company, until October 1990, as a consultant to Peabody Holding Company until February 1993 and thereafter as Executive Vice President--Marketing of Kerr-McGee
                      Coal Corporation, a subsidiary of Kerr-McGee Corporation.

[PHOTO]             JOHN G. HELMKAMP, JR.; 48; Retired Chairman of the Board and Chief Executive Officer of River 1996
                      Bend Bancshares, Inc. (``River Bend''), which was acquired by Magna in February 1996.


[PHOTO]             FRANKLIN A. JACOBS; 63; Chairman of the Board and Chief Executive Officer, Falcon Products,   1991
                      Inc., commercial furniture manufacturer. Mr. Jacobs is a director of Falcon Products, Inc.
                      and Top Air Manufacturing, Inc.

                                       3

                                                                                                                  MAGNA
                                                                                                                DIRECTOR
                                       NAME; AGE; PRINCIPAL OCCUPATION OR POSITION                                SINCE
                                       -------------------------------------------                              --------
[PHOTO]             S. LEE KLING; 67; Chairman of the Board, Kling Rechter & Co., merchant banking. Mr. Kling     1991
                      served as Chairman of the Board, and prior to October 1990, Chief Executive Officer, of
                      Landmark Bancshares Corporation (``Landmark''), which was acquired by Magna in December
                      1991. Mr. Kling is a director of Bernard Chaus, Inc., E-Systems, Inc., Falcon Products,
                      Inc., Hanover Direct, Inc., Lewis Galoob Toys, Inc., National Beverage Corp. and Top Air
                      Manufacturing, Inc.

[PHOTO]             GEORGE T. WILKINS, JR.; 63; Physician.                                                        1987

                                              CLASS I (TO CONTINUE IN OFFICE FOR TWO YEARS):

[PHOTO]             JAMES A. AUFFENBERG, JR.; 45; President and Director of St. Clair AutoMall, Auffenberg        1995
                      Belleville and Auffenberg Enterprises of Illinois, Inc.

[PHOTO]             C. E. HEILIGENSTEIN; 66; Attorney, Heiligenstein & Badgley, P.C.                              1984

[PHOTO]             CARL G. HOGAN, SR.; 66; Chairman of the Board and Chief Executive Officer, Hogan Motor        1991
                      Leasing, Inc., a truck leasing and transportation firm.

                                       4

                                                                                                                  MAGNA
                                                                                                                DIRECTOR
                                       NAME; AGE; PRINCIPAL OCCUPATION OR POSITION                                SINCE
                                       -------------------------------------------                              --------
[PHOTO]             RALPH F. KORTE; 61; Chairman of the Board, Korte Construction Company, a general              1991
                      construction firm.

[PHOTO]             FRANK R. TRULASKE, III; 47; Owner and President of True Fitness Technology, Inc., a           1995
                      manufacturer of treadmills for residential, commercial and medical use.

                       BOARD OF DIRECTORS AND COMMITTEES

BOARD AND COMMITTEE MEETINGS

    During 1995, there were 12 meetings of the Board of Directors of Magna. All of the directors attended not less than 75% of the meetings of the Board of Directors, and of the committees of which they were members, during the period in which they were directors in 1995.

    Magna has a standing Audit and Compliance Committee. The current members of the Audit and Compliance Committee are Messrs. C. E. Heiligenstein (Chairman), Robert E. McGlynn, Frank R. Trulaske, III and George T. Wilkins, Jr. The committee met four times during 1995. The duties of the Audit and Compliance Committee include meeting periodically with Magna's independent public accountants, management and internal auditors to review the work of each and to ensure that each is properly discharging its responsibilities.

    Magna has a standing Compensation Committee. The current members of the Compensation Committee are Messrs. Wendell J. Kelley (Chairman), James A. Auffenberg, Jr., William E. Cribbin, Carl G. Hogan, Sr. and Franklin A. Jacobs. There were four Compensation Committee meetings during 1995. The report of the Compensation Committee on executive compensation is contained herein under the caption ``Report of Compensation Committee on Executive Compensation.''

    Magna has a standing Nominating Committee. The current members of the Nominating Committee are Messrs. S. Lee Kling (Chairman), Wayne T. Ewing, Donald P. Gallop and Ralph F. Korte. The committee met three times in 1995. The duties of the Nominating Committee include the evaluation and recommendation to the Board of qualified nominees for election as directors of Magna, and other matters pertaining to the size and composition of the Board. The Nominating Committee will give appropriate consideration to a written recommendation by a stockholder for the nomination of a qualified person as a director, provided that such recommendation must contain certain information regarding the proposed nominee. Stockholder nominations for director which have not been approved by the Nominating Committee must comply with certain requirements as set forth in Magna's By-laws prior to submission to the stockholders at a meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    From January 1995 to May 1995, Messrs. William E. Cribbin, Carl G. Hogan, Sr., Franklin A. Jacobs, Wendell J. Kelley and Joseph R. Lowery served on the Compensation Committee. Since May 1995, Messrs. William E. Cribbin, Carl G. Hogan, Sr., Franklin A. Jacobs, Wendell J. Kelley and James A. Auffenberg, Jr. have served on the Compensation Committee.

    In connection with various printing projects, Magna and its subsidiaries paid to Print/Graphics, Inc., a company controlled by Mr. Cribbin, $256,636 during 1995. Magna believes that such transactions were made in the ordinary course of business and that the terms of the transactions were commensurate with those that could have been obtained from unrelated parties. Print/Graphics, Inc. will continue to provide printing services to Magna and its subsidiaries for certain projects in 1996.

                           COMPENSATION OF DIRECTORS

DIRECTORS' FEES

    Currently, all directors of Magna, except those directors who are officers of Magna or one of its subsidiaries, receive an annual retainer of $8,000, plus $1,000 for each meeting of the Board of Directors attended. Directors of Magna who serve on a committee of the Board of Directors or as Chairman of such committee receive a fee of $600 or $700, respectively, for each committee meeting attended. During 1995, directors of Magna also were afforded the opportunity to obtain medical insurance benefits. The policy premiums for these benefits were paid by the directors.

DIRECTORS' COMPENSATORY PLANS

    Each director may, at such director's option, participate in Magna's Directors' Survivor Benefit Plan (the ``Fee Continuation Plan'') and the Directors' Deferred Compensation Plan. Pursuant to the Fee Continuation Plan, if the director is serving as a director of Magna at the time of his death, his designated beneficiaries will be entitled to receive from Magna an amount of survivors' benefits specified in the participation agreement of the individual director. No benefits are payable under the Fee Continuation Plan if the director terminates his service as a director of Magna or a subsidiary of Magna for any reason prior to his death. In addition, the payment of benefits under the Fee Continuation Plan may be offset by certain benefits received by beneficiaries under the Directors' Deferred Compensation Plan. The survivors' benefits payable in a particular case are computed on the basis of actuarial assumptions made at the date of enrollment of the director in the Fee Continuation Plan. Benefits are payable in equal monthly installments over ten years. During 1995 the increase in the cash values of the insurance policies funding the Fee Continuation Plan approximated the cost of premiums paid by Magna.

    The Directors' Deferred Compensation Plan is a voluntary plan which pays benefits to a participating director (or his beneficiaries upon death of the director) based upon the amount of directors' fees which such director elects to defer and the amount of interest credited to his deferred compensation account prior to the payment of the benefits by Magna. The election to defer is irrevocable for five years and is applicable to all or a portion of the fees earned by such director after such election. Benefits are payable upon retirement, disability for 12 consecutive months or other termination of service. Generally, benefits are payable in equal monthly installments over ten years. The balance of any payment due a director upon his death will be paid to his designated beneficiaries. During 1995 the increase in the cash values of the insurance policies funding the Directors' Deferred Compensation Plan approximated the cost of premiums paid by Magna.

    Magna maintains the Directors' Stock Option Plan, which was approved by the stockholders in 1992. The Directors' Stock Option Plan provides for the granting of non-qualified stock options to the non-employee directors of Magna, pursuant to a formula which determines the number of shares which will be subject to the options granted. The exercise price of an option is the fair market value of a share of Common Stock on the date of grant. On May 4, 1995 each non-employee director of Magna received an option to purchase 806 shares of Magna's Common Stock at an exercise price of $20.875 per share. In each subsequent year, on the first business day after the annual meeting, each director will receive an option to purchase a number of shares of Common Stock determined by dividing the average of the annual directors' fees (including committee fees) of all non-employee directors who have served continuously during the past year by the fair market value of the Common Stock on the date of grant. All non-employee directors serving on the date of grant shall be entitled to receive a grant of an option to purchase the full number of shares determined under the formula described above. The options become exercisable at the rate of one-third of the total grant on each of the first, second and third anniversaries of the date of grant and have a term of ten years. Options outstanding and unexercised at the time the holder ceases to be an outside director of Magna will terminate on the earlier of (i) the expiration date or
(ii) 24 months after the month in which the holder ceases to be an outside director of Magna.

    In 1994, Magna adopted the Magna Group, Inc. Board of Directors' Retirement Plan (the ``Directors' Retirement Plan''). The Directors' Retirement Plan provides for the payment of a retirement benefit to each director of Magna who has completed five years of service as a director to Magna (or as a director of an organization acquired by Magna). Such retirement benefits are payable to a director in the event of (i) retirement of the director from the Board of Directors on or after such director having attained age seventy or (ii) termination of the director within one year following a change in control of Magna. A director entitled to benefits under the Directors' Retirement Plan will receive an annual payment equal to the retainer fee ($8,000 as of January 1, 1996) in effect at the time such director terminates their position as a director of Magna until the sooner to occur of the death of the director or the number of years (up to a maximum of ten years) the director served as a director of Magna (or on the board of directors of any company acquired by Magna). The Directors' Retirement Plan was effective as of January 1, 1994.

    The Board of Directors has adopted, subject to approval by the stockholders of Magna, the Magna Group, Inc. 1996 Directors' Stock Option Plan. See Item 3 for the terms of this proposal.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The law firms of McGlynn & McGlynn and Gallop, Johnson & Neuman, L.C., of which Messrs. Robert E. McGlynn and Donald P. Gallop, respectively, are members, provided legal services to Magna or its subsidiaries during 1995. These firms are providing legal services to Magna or its subsidiaries during 1996.

    Magna's relationship with Mr. Cribbin is discussed under the caption ``Board of Directors and Committees--Compensation Committee Interlocks and Insider Participation'' herein.

    In March 1994, Magna entered into a Construction Manager Agreement (the ``Agreement'') with Korte Construction Company, of which Mr. Ralph F. Korte, a director of Magna, is Chairman of the Board. The Agreement was related to the construction of an operations center in Belleville, Illinois at a total project cost of approximately $16.5 million. Under the Agreement, Korte Construction Company provided various consultation and other services in the design phase of the project and, during the construction phase of the project, was responsible for all aspects of coordination and construction of the project, including awarding subcontracts and the supervision and administration of work performed by subcontractors. The project was completed in the second quarter of 1995. Magna paid Korte Construction Company $192,525 in 1995 in connection with this Agreement. During 1995, Magna also entered into various other construction contracts with Korte Construction Company with respect to the renovation and/or expansion of certain banking facilities. These projects had a total construction cost of $1,519,126, which cost included payments to various subcontractors, and also had construction management and other related fees of $231,921. Magna believes that the terms of these contracts and the Agreement were typical for agreements of this type and commensurate with those that could have been obtained from unrelated parties.

    In connection with the acquisition of River Bend, Magna entered into a Supplemental Agreement (the ``Supplemental Agreement'') with Mr. John G. Helmkamp, Jr., the former Chairman and Chief Executive Officer of River Bend and a current member of the Board of Directors of Magna, pursuant to which Magna agreed to allow Mr. Helmkamp and his wife and children to participate in Magna's health insurance plan, at Mr. Helmkamp's sole expense, and to provide Mr. Helmkamp with an office, telephone, mail and secretarial service until Mr. Helmkamp attains the age of 65. In addition, pursuant to the Supplemental Agreement, Mr. Helmkamp agreed not to become associated with any business enterprise in substantial direct competition with Magna for a period ending three years after Mr. Helmkamp ceases to be a member of the Board of Directors.

    In connection with its acquisition of Landmark, Magna assumed the employment agreement of Mr. S. Lee Kling. The agreement provided that upon Mr. Kling's retirement, which was effective June 30, 1994, Mr. Kling would be entitled to payments for ten years thereafter equal to one-half of his total average annual compensation for the five years prior to retirement (and whereby his annual compensation for the years 1991, 1992 and 1993 was deemed to equal $375,000 per year) less payments due to Mr. Kling under any retirement plans. Pursuant to such employment agreement, Mr. Kling will receive annual compensation payments equal to $130,246 through June 30, 2004. Magna also assumed the obligation to pay amounts due Mr. Kling under Landmark's retirement plans, including its former Supplemental Retirement Plan. All medical, hospitalization and life insurance coverage (other than a split-dollar insurance policy) provided to Mr. Kling during his employment will be continued at Magna's expense for the remainder of Mr. Kling's life.

    Certain of the executive officers, directors and some of their associates and affiliated businesses are and have been customers of Magna's subsidiary bank and have had and are expected to have transactions with such bank in the ordinary course of business. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, such transactions did not involve more than the normal risk of collectibility or present other unfavorable or unusual features. The percentage of stockholders' equity represented by loans to executive officers and directors and certain of their associates and affiliated businesses was 15.4% at December 31, 1995.

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF MAGNA HAS ISSUED THE FOLLOWING REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995.

COMMITTEE RESPONSIBILITIES

    The Compensation Committee of the Board of Directors of Magna (the ``Committee'') is responsible for the following matters with respect to the compensation of executive officers of Magna and its subsidiaries:

    * Reviews and recommends the base salaries of the executive officers of Magna and its subsidiaries;

    * Reviews and recommends all aspects of Magna's annual incentive compensation plan;

    * Administers all aspects of Magna's non-trustee, stock-based compensation and purchase plans;

    * Reviews and recommends all employment agreements and amendments thereof;

    * Reviews and recommends all aspects of Magna's retirement plans and Savings and Stock Investment Plan;

    * Reviews and recommends all supplemental compensation or benefits; and

    * Reviews, approves and authorizes the process and substance of all other aspects of compensation.

    The Committee continually monitors market practices and trends, and makes revisions as necessary to ensure that Magna's programs are adequate to attract and retain the best possible executive talent.

STATEMENT OF POLICY

    Magna's executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, Magna has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to Magna's success in meeting specified performance goals and to appreciation in Magna's Common Stock price.

    The overall objectives of Magna's executive compensation strategy are:

    * To attract and retain the best possible executive talent;

    * To provide additional incentives to these executives to achieve the goals inherent in Magna's business strategy;

    * To link executive and stockholder interests through equity based plans;
      and

    * To provide a compensation package that recognizes individual contributions as well as overall business results.

    Each year the Committee conducts a full review of Magna's executive compensation program. This review includes a comprehensive report from an independent compensation consultant assessing the effectiveness of Magna's compensation program and comparing Magna's executive compensation and corporate performance to a peer group of bank holding companies of comparable market capitalization as well as selected bank holding companies operating in the St. Louis marketplace.

    The Committee reviews the selection of peer companies used for compensation analysis. This peer group is currently comprised of fourteen bank holding companies of comparable market capitalization, ten of which represent a sub-set of the companies used to prepare the performance graph contained herein, and four of which are comparable companies traded on the New York Stock Exchange. It also reviews the compensation of selected bank holding companies in the St. Louis marketplace. The Nasdaq Bank Stock Index used to prepare the performance graph includes companies of various sizes. The annual compensation review permits an ongoing evaluation of the link between Magna's performance and its executive compensation practices within the context of the compensation programs of other companies.

    The basic elements of Magna's executive compensation packages are base salary, annual incentive compensation and long term incentive compensation. The Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. G. Thomas Andes, Magna's Chief Executive Officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded by Magna to each individual, including pension benefits, supplemental retirement benefits, insurance and other benefits. All actions of the Committee with respect to executive compensation in 1995 were subsequently unanimously approved by the Board of Directors.

IRC SECTION 162(M)

    The Committee has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the ``Code''), regarding qualifying compensation paid to Magna's executive officers for deductibility in structuring compensation arrangements for 1996. The Committee intends to make every effort to ensure that all compensation awarded to Magna's executives is fully deductible, except where Magna has or may determine to pay an excise tax as provided in Section 4999 of the Code or related income tax liabilities. See ``Change in Control and Termination Arrangements'' herein.

BASE SALARY

    The Committee's approach to base compensation for Magna's executives, including the Chief Executive Officer and the named executives in the Summary Compensation Table, has been to offer base salaries which are competitive after reviewing Magna's peer group and selected St. Louis bank holding companies. In November 1995, Mr. Andes, Magna's Chief Executive Officer, recommended to the Committee that it depart from its historic method of setting base salaries. Mr. Andes reported to the Committee that in his view Magna's performance, as reflected in results anticipated for fiscal 1995, was not comparable to institutions in the St. Louis marketplace and in peer groups to which Magna's results have been compared. Mr. Andes stated his view that unless Magna were to achieve comparable performance the stockholders were not being well served. Based upon this, he recommended to the Committee that the total compensation package of Magna's executives be changed to place a greater emphasis on incentive compensation and suggested that the base salaries for 1996 for the 50 most highly compensated officers of Magna be the same as the base salaries for 1995. He also recommended adjustments to the annual bonus compensation portion of the executive's total compensation package. The Committee, and subsequently the Board of Directors, unanimously approved Mr. Andes' proposal and adopted it as the base line for compensation in 1996.

    In order to align the compensation of the executive vice presidents, in November of 1995 the Committee determined to make conditional awards of 10,000 shares of restricted stock to each of Messrs. David D. Harris and Gary D. Hemmer. These awards were of the same number of shares as granted to other executive vice presidents in 1994, but reflected the then-current market price of Common Stock (see ``Long Term Incentive Plans-Awards in Last Fiscal Year'').

ANNUAL INCENTIVE COMPENSATION

    Magna's historic practice, which was followed in 1995, has been to determine desired annual earnings based on achievable goals expressed as a per share dollar amount. To the extent Magna achieved its goal, a bonus was paid to designated executive officers. Magna paid a partial bonus for partial achievement of a target amount after a threshold level was reached (90% of the target amount). In 1995 a two part test was used in which the achievement of the earnings goal accounted for up to 80% of the bonus amount, and the remaining 20% was paid if individual goals were met. After the two elements were added, the resulting percentage was multiplied by a percentage of base salary used to determine individual responsibility for Magna's results of operations. In 1995 the responsibility factor was 50% of base salary for the Chief Executive Officer and 35% of base salary for Magna's other named executives in the Summary Compensation Table.

    In 1995, although the threshold level was achieved, the target amount was not met. Accordingly, a percentage less than 80% was used in the bonus calculation. In addition, the Committee determined to award varying portions of up to 20% to each eligible participant reflecting the achievement of individual goals.

    In November 1995, Mr. Andes, as part of the base line program noted above, recommended that the bonus determinations be modified for Magna's 50 most highly compensated officers. Mr. Andes recommended that in 1996 the responsibility factor be increased such that a bonus, if received, would be the applicable percentage of 60% of base salary in his case and 45% of base salary for Magna's other executive officers. He also recommended that he be given authority to adjust final awards upwards or downwards by as much as 20% to reflect the quantity and quality of individual efforts. In Mr. Andes' case, the adjustment upward or downward would be made by the Compensation Committee. The Compensation Committee accepted these recommendations and additionally modified the bonus plan for 1996 to increase the threshold level that must be reached before a bonus is paid from 90% to 95% of the target. The Compensation Committee believes meeting the earnings per share goal will be a very substantial challenge and believes if it is met the bonus amounts will be fully justified. The Compensation Committee will monitor this process during 1996 to see if it is effective in reaching Magna's goals.

LONG TERM INCENTIVE COMPENSATION

    Magna maintains, for senior officers of Magna and its subsidiaries, certain stock-based compensation plans which allow the Committee to award the individuals it selects stock options, stock appreciation rights, restricted stock and performance shares. Awards under Magna's stock-based compensation plans directly link potential participant rewards to increases in stockholder value.

    Magna historically has provided the majority of its stock-based compensation in the form of stock options. Stock options are granted with an exercise price equal to the market price of Common Stock on the date of the grant and become exercisable over a two and one-half year period. This approach is designed to encourage the creation of stockholder value and the retention of the executives over the long term, as this element of the compensation package has value only to the extent that stock price appreciation occurs.

    To further motivate the executives to think and act like stockholders, the Committee reaffirmed its guidelines for executive stock ownership. The program establishes levels of stock ownership expressed as a multiple of base salary. These levels are as follows:

    Chairman and CEO                                   5 times base salary
    President and COO                                  4 times base salary
    Executive Vice President                           3 times base salary
    Other Senior Executives                            2 times base salary
    Other Executives                                   1 times base salary

    It is the Committee's expectation that these levels of ownership will be attained by October 2000. The stock ownership requirement can be met with shares beneficially owned by the executive, shares allocated to the executive through Magna's Section 401(k) retirement plan, shares purchased through the Employee Stock Purchase Plan and restricted stock awards. Unexercised stock options do not apply toward the ownership guidelines.

    The total number of options granted to Magna's executive officers in September 1995 was determined pursuant to the recommendations of an independent compensation consultant. The method of determining such amount was as follows:
Each executive's base salary was multiplied by a factor recommended by the consultant as the option factor typically utilized for an executive of a given rank, based upon the consultant's survey of peer group companies and selected St. Louis bank holding companies. These option factors were .85 for Mr. Andes and .70 for Magna's other executive officers (the ``Option Factors''). The resulting amount was divided by the price of a share of Common Stock on the date the calculation was made. This calculation resulted in a number of options granted to each of Magna's executive officers. In addition, pursuant to the consultant's recommendation as to stock ownership of senior executives, Magna's executive officers received additional allocations of options, which were intended to increase the stock ownership of such executives. The Committee considered the amount of options already held by the executive officers in determining the amount of the 1995 grants.

CEO COMPENSATION

    Mr. Andes' base salary for 1995 was $375,000. At the November 1995 Committee meeting, Mr. Andes' base salary was reviewed. Based on Mr. Andes' recommendation that salaries for senior officers for 1996 be the same as those for 1995, the Committee recommended, and the Board of Directors unanimously approved, no increase in Mr. Andes' base salary of $375,000.

    Mr. Andes' 1995 bonus award was $128,870 in cash, plus $42,940 in the form of 1,808 shares of restricted stock. This award was equal to 45.8% of his 1995 base salary and was determined based on partial achievement of the targeted earnings per share and partial achievement of the individual performance goals.

    Mr. Andes received a stock option grant to purchase 32,252 shares at $24.00, the fair market value on the date of grant, September 19, 1995. Of these, options to purchase 14,000 shares were granted pursuant to the numerical formula and options to purchase 18,252 shares were granted pursuant to the recommended additional allocation (as described herein under ``Long Term Incentive Compensation''). The Committee considered the amount of options already held by Mr. Andes in making such awards. The Committee believes that Mr. Andes' stock option grant continues to align his compensation more directly with the interests of Magna's stockholders.

    Mr. Andes was also issued 15,000 restricted shares under an award made to Mr. Andes in 1992 under Magna's 1992 Long Term Performance Plan, which award provided that shares of restricted stock would be issued only if certain target share prices for the Common Stock were attained by March 9, 1996. The restricted shares were issued as a result of Common Stock reaching and maintaining a price of at least $22.125 for twenty consecutive trading days.

CONCLUSION

    Through the programs described above, a significant portion of Magna's executive compensation is linked directly to individual and corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and returns to stockholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

                                          THE MEMBERS OF
                                          THE COMPENSATION COMMITTEE

                                          Wendell J. Kelley, Chairman
                                          William E. Cribbin
                                          Carl G. Hogan, Sr.
                                          Franklin A. Jacobs
                                          James A. Auffenberg, Jr.

March 29, 1996

                      COMPENSATION OF EXECUTIVE OFFICERS

    Unless otherwise indicated, the following table sets forth the compensation of Magna's Chief Executive Officer, the four most highly compensated executive officers, other than the Chief Executive Officer, and each individual who would have been one of the four most highly compensated executive officers had they been serving as an executive officer at December 31, 1995, for each of the last three years:
                                                     SUMMARY COMPENSATION TABLE
                                                                                          LONG TERM
                                                   ANNUAL COMPENSATION               COMPENSATION AWARDS
                                         ---------------------------------    -----------------------------------
                                                                                                                  ALL OTHER
                                                                 OTHER        RESTRICTED   SECURITIES                COM-
                                                                 ANNUAL         STOCK      UNDERLYING      LTIP     PENSA-
         NAME AND                        SALARY      BONUS    COMPENSATION     AWARD(S)   OPTIONS/SARS   PAYMENTS    TION
    PRINCIPAL POSITION           YEAR     ($)         ($)         ($)          ($)<F1>        (#)          ($)        ($)
    ------------------           ----    ------      -----    ------------    ----------  ------------   -------- ---------
G. Thomas Andes,                 1995   375,000     128,870       5,375         42,940      32,252       356,250     20,138<F2>
Chairman and Chief               1994   323,400<F3>  98,365       4,012         32,777      34,258       175,000     13,700
Executive Officer                1993   296,600<F4>  94,500       7,841         31,493      19,814             0     15,605

Linda K. Fabel,                  1995   190,000      45,712         635         15,224      15,048        47,500     10,029<F5>
Executive Vice President,        1994   185,000      46,416         350         15,453      13,416             0      8,135
Retail Banking                   1993   180,000      47,250         393         15,747      12,233             0      9,108

Robert M. Olson, Jr.             1995   182,500      43,900         132         14,630      14,483        47,500      8,858<F6>
Executive Vice President,        1994   116,667<F7>  43,894      31,736<F8>     14,630      12,777             0     11,524
Operations and Technology        1993       n/a         n/a         n/a            n/a         n/a           n/a        n/a

David D. Harris,                 1995   173,000      40,711         887         13,561      13,720             0      9,691<F9>
Executive Vice President,        1994   163,000      46,050         114         15,347      11,925             0      8,799
Credit Administration            1993   158,000      41,475         n/a         13,822       8,898             0      6,756

Gary D. Hemmer,                  1995   130,000      31,290         n/a         10,403      10,328             0      5,628<F10>
Executive Vice President,        1994   125,000      31,355         n/a         10,448       9,157             0      5,426
Administration                   1993   120,000      31,500         n/a         10,491       8,196             0      4,331

Luckett G. Maynard,              1995   170,625      62,539         233              0      15,491<F11>   47,500    374,843<F12>
Former Executive Vice President  1994   150,416<F13> 47,668      31,741<F14>    15,873      13,842             0      2,940
and Chief Financial Officer      1993       n/a         n/a         n/a            n/a         n/a           n/a        n/a

---------
<F1>  Represents the dollar value of shares of restricted stock issued in lieu of cash compensation payable under Magna's annual incentive compensation plan. The aggregate value of restricted stock holdings for the individuals named in the Summary Compensation Table at the end of the last completed fiscal year was $126,279 for Mr. Andes, $55,623 for Ms. Fabel and $34,485, $51,443 and $37,525 for Messrs. Olson, Harris and Hemmer, respectively, based upon a per share price of $23.75 being the last transaction price on December 29, 1995, the last trading day of the year. The aggregate number of shares of restricted stock held by the individuals named in the Summary Compensation Table at the end of the last completed fiscal year was 5,317 for Mr. Andes, 2,342 for Ms. Fabel, 1,452 for Mr. Olson, 2,166 for Mr. Harris and 1,580 for Mr. Hemmer. The restrictions applicable to such restricted stock holdings lapse upon the earliest of (i) the date on which the executive's employment with Magna ends by reason of retirement, death or disability, (ii) the date on which a Change in Control of Magna (as described herein under ``Change in Control and Termination Arrangements'') occurs or (iii) within five years of the date of award. The holders thereof are entitled to receive dividends on their shares to the same extent as other holders of the Common Stock of Magna.

      The foregoing amounts do not include 50,000 shares of restricted stock subject to an award made to Mr. Andes in 1992 under Magna's 1992 Long Term Performance Plan, which award provided that shares of restricted stock would be issued only if certain target share prices for the Common Stock were attained by March 9, 1996. During 1995, 15,000 shares of restricted stock were issued to Mr. Andes under this award. Based on a per share price of $23.75, the aggregate value of such shares at December 29, 1995 was $356,250 for Mr. Andes.

      The foregoing amounts do not include 10,000 shares of restricted stock subject to awards made to each of Ms. Fabel, Mr. Maynard and Mr. Olson in 1994 under Magna's 1992 Long Term Performance Plan, which awards provided that shares of restricted stock would be issued only if certain target share prices for the Common Stock were attained by December 30, 1998. During 1995, 2,000 shares of restricted stock were issued to each of Ms. Fabel and Messrs. Olson and Maynard under these awards. Based upon a per share price of $23.75, the aggregate

                                      12


      value of such shares at December 29, 1995 was $47,500 for each of Ms. Fabel and Mr. Olson. Pursuant to the terms of his Restricted Stock Agreement, Mr. Maynard forfeited his award upon his resignation from Magna in November 1995.

      The foregoing amounts do not include 10,000 shares of restricted stock subject to awards made to each of Messrs. Harris and Hemmer in 1995 under Magna's 1992 Long Term Performance Plan. See ``Long Term Incentive Plans--Awards in Last Fiscal Year.''

<F2>  Includes the following: $1,759 for split-dollar life insurance, $3,062 for premiums paid by Magna on a carve-out life insurance policy owned by the executive which builds cash value, $11,429 in matching contributions to Magna's Executive Supplemental Deferral Plan and $3,888 in matching contributions to Magna's Savings and Stock Investment Plan.

<F3>  Includes $18,400 in fees for serving on the Board of Directors during
      1994.

<F4>  Includes $16,600 in fees for serving on the Board of Directors during
      1993.

<F5>  Includes the following: $2,892 for premiums paid by Magna on a carve-out life insurance policy owned by the executive which builds cash value, $4,320 in matching contributions to Magna's Executive Supplemental Deferral Plan and $2,817 in matching contributions to Magna's Savings and Stock Investment Plan.

<F6>  Includes the following: $2,008 for premiums paid by Magna on a carve-out life insurance policy owned by the executive which builds cash value, $4,020 in matching contributions to Magna's Executive Supplemental Deferral Plan and $2,830 in matching contributions to Magna's Savings and Stock Investment Plan.

<F7>  Mr. Olson joined Magna early in 1994 and became an executive officer of
      Magna at that time. Accordingly, compensation information for the year 1994 relates only to the period Mr. Olson was employed by Magna.

<F8>  Includes a one-time fee of $27,620 paid in connection with a country club membership.

<F9>  Includes the following: $3,119 for premiums paid by Magna on a carve-out life insurance policy owned by the executive which builds cash value, $2,090 in matching contributions to Magna's Executive Supplemental Deferral Plan and $4,482 in matching contributions to Magna's Savings and Stock Investment Plan.

<F10> Includes the following: $787 for premiums paid by Magna on a carve-out life insurance policy owned by the executive which builds cash value, $341 in matching contributions to Magna's Executive Supplemental Deferral Plan and $4,500 in matching contributions to Magna's Savings and Stock Investment Plan.

<F11> Pursuant to the terms of his Stock Option Agreement, Mr. Maynard forfeited his option grants upon his resignation from Magna in November 1995.

<F12> In November 1995, Mr. Maynard resigned from his position as Executive Vice
      President and Chief Financial Officer of Magna. Pursuant to the terms of his Employment Agreement and Separation Agreement with Magna, Mr. Maynard received payments of $24,375 in 1995 and will receive payments of $175,668.50 and $168,168.50 in 1996 and 1997, respectively. During 1995,
      Mr. Maynard also received the following: $3,777 in matching contributions to Magna's Executive Supplemental Deferral Plan and $2,854 in matching contributions to Magna's Savings and Stock Investment Plan.

<F13> Mr. Maynard joined Magna early in 1994 and became an executive officer of
      Magna at that time. Accordingly, compensation information for the year 1994 relates only to the period Mr. Maynard was employed by Magna.

<F14> Includes a one-time fee of $27,620 paid in connection with a country club membership.

CHANGE IN CONTROL AND TERMINATION ARRANGEMENTS

    Each of the executive officers named in the Summary Compensation Table, and certain other executive officers of Magna, have individual agreements under which each such executive officer will receive severance benefits in certain circumstances either prior to (with respect to Mr. Andes) or after (with respect to all executive officers) a ``Change in Control'' (as defined below) of Magna. The employment agreement of Mr. Andes is for a term through December 31, 1999. The agreements of the other executive officers continue until terminated pursuant to their terms or December 31 of any calendar year if notice is given, by December 1 of such year, by either party of such party's intention not to renew the agreement.

    If prior to a Change in Control of Magna, Magna terminates the employment of Mr. Andes without ``cause'' (generally, willful failure to perform his duties, willful misconduct injurious to Magna or a material breach of the agreement) or if Mr. Andes terminates his employment with ``good reason'' (as defined below), Magna will be required to pay severance benefits to Mr. Andes in an amount equal to Mr. Andes' then-current annual salary through December 31, 1999. Additionally, Mr. Andes would be entitled to the continuation of certain welfare benefits to which he otherwise would have been entitled through December 31, 1999. In the event Mr. Andes became reemployed, the obligation of Magna to provide such welfare benefits would be secondary to the obligation of Mr.

Andes' new employer to provide any such benefit. The agreements with the other executive officers do not provide for the payment of severance or welfare benefits if such officers are terminated prior to a Change in Control of Magna.

    The employment agreement of Mr. Andes and the agreements of Ms. Fabel and Messrs. Olson, Harris and Hemmer and certain other executive officers provide substantially similar protection in the event of a termination of the executive officer's employment after a Change in Control of Magna but differ somewhat in the severance payments made available to such executive officers. ``Change in Control'' is defined in the agreements to mean, generally, (i) the acquisition by any person of 20% or more of the then outstanding voting power of Magna;
(ii) a change in the composition of Magna's Board of Directors such that during any two consecutive years incumbent directors and their nominees do not constitute a majority of the Board; (iii) a reorganization, merger or consolidation of Magna unless owners of all of the Common Stock or voting securities of Magna prior to such event own voting securities of the surviving corporation following such event in the same proportions as they owned Magna voting securities prior to such event; (iv) a merger or consolidation in which Magna is the surviving corporation and the holders of Magna's Common Stock do not own at least 50% (70% in the case of Mr. Andes) of the stock of the surviving corporation; (v) any sale, lease, exchange or transfer of all, or substantially all, of the assets of Magna; or (vi) the liquidation or dissolution of Magna or the sale of all its assets to an unrelated entity.

    If an executive officer terminates his or her employment with Magna or the successor corporation for ``good reason'' (generally, the assignment of duties inconsistent with the executive's position, a material diminution in authority or responsibilities, a reduction in any benefit specified in the agreement, any material breach of the agreement by Magna, or, within one year following the Change in Control, resignation by the executive in his or her sole and absolute discretion), or if Magna or the successor corporation terminates the executive officer's employment without cause within two years after the Change in Control of Magna, Magna or the successor corporation will be required to pay severance benefits. In the case of Mr. Andes, Magna or its successor will be required to pay a lump-sum cash amount equal to 2.99 times his average ``cash compensation'' (as defined in his employment agreement) for the five most recent years prior to the Change in Control. If the receipt of benefits upon a Change in Control of Magna subjects Mr. Andes to any Federal excise tax pursuant to Section 4999 of the Code, Magna will also be obligated to pay him an additional amount equal to the entire excise tax due. In the case of the other executive officers, Magna or its successor will be required to pay a lump-sum cash amount equal to two times the executive officer's ``annual base salary'' (as defined in the agreements). The cash payments to the executive officers (other than Mr. Andes) are subject to reduction to the extent that such payment would require the executive officer to pay a Federal excise tax under the Code.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning stock option grants made in the fiscal year ended December 31, 1995 to the individuals named in the Summary Compensation Table. No SARs were granted to the named individuals in 1995.

                                                                                                        POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                                         VALUE AT
                              ----------------------------------------------------------------             ASSUMED ANNUAL
                                 NUMBER OF       PERCENT OF TOTAL                                       RATES OF STOCK PRICE
                                SECURITIES         OPTIONS/SARS       EXERCISE                            APPRECIATION FOR
                                UNDERLYING          GRANTED TO        OR BASE                             OPTION TERM<F1>
                               OPTIONS/SARS        EMPLOYEES IN      PRICE<F3>      EXPIRATION         ---------------------
           NAME               GRANTED<F2>(#)       FISCAL YEAR        ($/SH)         DATE<F4>           5%($)         10%($)
           ----               --------------     ----------------    ---------      ----------          -----         ------

G. Thomas Andes.............      32,252              16.05            24.00      Sept. 18, 2005      1,260,731     2,007,687
Linda K. Fabel..............      15,048               7.49            24.00      Sept. 18, 2005        588,226       936,738
Robert M. Olson, Jr.........      14,483               7.21            24.00      Sept. 18, 2005        566,140       901,567
David D. Harris.............      13,720               6.83            24.00      Sept. 18, 2005        536,315       854,070
Gary D. Hemmer..............      10,328               5.14            24.00      Sept. 18, 2005        403,722       642,918
Luckett G. Maynard..........      15,491<F5>           7.71            24.00      Sept. 18, 2005        605,543       964,315

---------
<F1> The indicated 5% and 10% rates of appreciation are provided to comply with
     Securities and Exchange Commission regulations and do not necessarily reflect the views of Magna as to the likely trend in Magna's Common Stock price. The effect of 5% and 10% rates of appreciation on Common Stock held for ten years is demonstrated by the following: a share of Magna's Common Stock purchased on September 19, 1995 at a price

                                      14

     per share of $24.00 and held until September 18, 2005 would have a value of $39.09 at a 5% rate of appreciation, and a value of $62.25 at a 10% rate of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings will be dependent on, among other things, the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected herein will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

<F2> Each option became exercisable with respect to one-third of the total number of shares subject to the option on March 19, 1996 and will become exercisable with respect to an additional one-third of the total number of shares on September 19, 1996 and after September 19, 1997 will be exercisable as to all such shares. On a Change in Control of Magna, as described herein under ``Change in Control and Termination Arrangements,'' and upon death, disability or retirement, all options become fully exercisable.

<F3> The exercise price may be paid in cash or, at the discretion of the
     Committee, by shares of Common Stock already owned or to be issued pursuant to the exercise, valued at fair market value on the date of exercise, or a combination of cash and Common Stock.

<F4> The options terminate on the earlier of ten years after grant or, generally, immediately on termination for reasons other than retirement, disability or death.

<F5> Pursuant to the terms of his Stock Option Agreement, Mr. Maynard forfeited his option grant upon his resignation from Magna in November 1995.

LONG TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

    The following table sets forth information concerning shares of restricted stock subject to awards made to Mr. Harris and Mr. Hemmer in 1995 pursuant to Magna's 1992 Long Term Performance Plan. The shares of restricted stock subject to such awards will be forfeited if certain target share prices for the Common
Stock are not attained before December 31, 1999, as described below.

                                             NUMBER OF             PERFORMANCE OR
                                           SHARES, UNITS            OTHER PERIOD
                                             OR OTHER             UNTIL MATURATION
      NAME                                   RIGHTS<F1>              OR PAYOUT
      ----                                 -------------          ----------------

David D. Harris.......................        10,000        Through December 31, 1999
Gary D. Hemmer........................        10,000        Through December 31, 1999

--------
<F1> Restricted stock vests as follows: 20% if the closing price of the Common
     Stock is at least $28.00 for 20 consecutive trading days; 50% if the closing price of the Common Stock is at least $31.50 for 20 consecutive trading days and 100% if the closing price of the Common Stock is at least $35.50 for 20 consecutive trading days. Shares of restricted stock subject to the awards will be issued if such price is reached before the earliest of (i) the date on which the executive's employment with Magna ends, (ii) the date on which there occurs a Change in Control (as described herein under ``Change in Control and Termination Arrangements'') or (iii) December 31, 1999. Shares of restricted stock issued under the awards, if any, will be forfeited if employment terminates prior to or on the eighth anniversary of the date of issuance of such shares, other than by reason of retirement, disability or death unless a Change in Control has occurred. Such shares will not be forfeited if a Change in Control has occurred.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
VALUES

    The following table sets forth information concerning the aggregate dollar value realized upon exercise of options during 1995, the number of securities underlying options outstanding at year-end 1995 and the value of options outstanding at year-end 1995 having an exercise price lower than the market price of the Common Stock (``in-the-money'' options), held by the individuals named in the Summary Compensation Table. As of December 31, 1995, no SARs were outstanding.

                                                                                               NUMBER OF
                                                                                              SECURITIES             VALUE OF
                                                                                              UNDERLYING            UNEXERCISED
                                                                                              UNEXERCISED          IN-THE-MONEY
                                                                SHARES                     OPTIONS AT FISCAL     OPTIONS AT FISCAL
                                                               ACQUIRED        VALUE           YEAR-END              YEAR-END
                                                              ON EXERCISE     REALIZED     (#) EXERCISABLE/      ($) EXERCISABLE/
            NAME                                                  (#)           ($)          UNEXERCISABLE       UNEXERCISABLE<F1>
            ----                                              -----------     --------     -----------------     -----------------

G. Thomas Andes.............................................     43,305        508,541       52,172/43,557          264,063/32,502

Linda K. Fabel..............................................          0              0       25,173/19,475          141,452/12,728

Robert M. Olson, Jr.........................................          0              0        8,561/18,699           24,613/12,121

David D. Harris.............................................     11,498        134,078       34,049/17,655          251,856/11,313

Gary D. Hemmer..............................................          0              0       17,907/13,350            96,427/8,688

Luckett G. Maynard..........................................          0              0                 0/0                     0/0

--------
<F1> Based on a price per share of $23.75, being the last transaction price on
     December 29, 1995, the last trading day of the year.

RETIREMENT PLANS

    Officers and employees of Magna and its subsidiaries participate in Magna's
Pension Plan, as amended (the ``Retirement Plan''). The annual retirement benefit at normal retirement age (age 65) is accrued for each year of service based upon percentages of the designated portions of the participant's compensation for that year. The annual retirement benefit is 1.35% of the participant's Basic Compensation (as defined below) plus an annual benefit equal to the applicable percentage of the participant's Basic Compensation and the applicable percentage of the participant's Excess Compensation (as defined below) as follows:

                                                                       PERCENT OF       PERCENT OF
                                                                         BASIC            EXCESS
    YEAR OF BIRTH                                                     COMPENSATION     COMPENSATION
    -------------                                                     ------------     ------------
Prior to 1938.....................................................       .00%             .60%
1938-1954.........................................................       .05              .55
1955 and thereafter...............................................       .10              .50

    ``Basic Compensation'' under the Retirement Plan is the participant's annual base rate salary on January 1 received for services rendered to Magna or its subsidiaries, but does not include payments by Magna or its subsidiaries, under Magna's Section 401(k) plan or any bonus plan of Magna or its subsidiaries. ``Excess Compensation'' is the amount by which the participant's
Basic Compensation exceeds one-half of the maximum amount that may be considered as wages under the Federal Social Security Act for a particular tax year. The maximum number of years that may be utilized in computing a participant's total retirement benefit under the Retirement Plan is 35 or a participant's total period of service as of December 31, 1988, if greater.
Generally, accrued benefits are not vested for participants who have been employed by Magna or its subsidiaries for less than five years. Benefits payable under the Retirement Plan are subject to the maximum annual benefit which may be paid pursuant to Section 415 of the Code. Maximum annual benefits at age 65 for 1995 were based upon year of birth as follows:

                                                                          MAXIMUM
                                                                           ANNUAL
  YEAR OF BIRTH                                                           BENEFIT
  -------------                                                           -------
Prior to 1938.....................................................       $114,441
1938-1954.........................................................        106,126
1955 and thereafter...............................................         97,831

    These maximum benefits are subject to future cost-of-living increases and potential reduction by reason of contributions under the tax-qualified defined contribution plans maintained by Magna. The Basic Compensation used in computing retirement benefits is limited by Section 401(a)(17) of the Code. For 1996, this limit is $150,000. The limit is subject to future cost-of-living increases. Magna has established the Magna Group, Inc. Supplemental Executive Retirement Plan (the ``Supplemental Plan'') for its executive officers which will provide retirement benefits (at age 65 with a minimum of 35 years of service) of 60% of the five-year final average salary, less the Retirement Plan benefits. Mr. Andes was a participant in the Supplemental Plan during 1995.

    Benefits payable pursuant to the Retirement Plan are generally paid in the form of monthly life income, with 120 monthly payments guaranteed in any event. If a participant is married at the time of their retirement, they will receive, unless they elect otherwise and their spouse executes a written consent, such retirement income in the form of a joint and survivor annuity. In lieu of the amount and form of retirement income otherwise payable, a participant has the option, with spousal consent, of electing a lump sum distribution from the Retirement Plan. As specified in the Retirement Plan and required by Internal Revenue Service regulations, the lump sum amount is actuarially determined based on standard mortality rates published by the Pension Benefit Guaranty Corporation. These published interest rates vary with market conditions.

    At December 31, 1995, the annual accrued benefits payable by Magna upon retirement at the normal retirement age of 65 under the Retirement Plan (and the Supplemental Plan for Mr. Andes) for each of the executive officers named in the Summary Compensation Table was as follows: $151,319 for Mr. Andes, $8,867 for Ms. Fabel and $1,310, $20,919 and $16,504 for each of Messrs. Olson, Harris and Hemmer, respectively.

                  COMPARISON OF FIVE-YEAR TOTAL RETURN AMONG
                     MAGNA, THE NASDAQ STOCK MARKET INDEX
                        AND THE NASDAQ BANK STOCK INDEX
                     DECEMBER 31, 1990 - DECEMBER 31, 1995

    The following graph and Table I compare the five-year cumulative total stockholder return (including reinvestment of dividends) on an indexed basis among Magna, the Nasdaq Stock Market Index and the Nasdaq Bank Stock Index. The Nasdaq Bank Stock Index is composed of all stocks of all companies traded on the Nasdaq Stock Market with Standard Industrial Classification codes of 602 (commercial banks) and 671 (holding companies), as provided by Nasdaq, and adjusted for market capitalization. The graph and Table I assume that the value of the investment in Magna's Common Stock and each Index was $100 on December 31, 1990. Table II sets forth the annual return on the investment on a fiscal year-end basis, non-cumulatively. All data assumes that all dividends were reinvested on the ex-dividend date.

                                    [GRAPH]

TABLE I--CUMULATIVE VALUE OF $100 INVESTMENT
                                                                            DECEMBER 31,
                                                  ----------------------------------------------------------
                                                  1990       1991      1992        1993      1994       1995
                                                  ----       ----      ----        ----      ----       ----

Nasdaq Stock Market Index.......................   $100    $160.56    $186.87    $214.51    $209.69    $296.30
Nasdaq Bank Stock Index.........................   $100    $164.09    $238.85    $272.40    $271.41    $404.35
Magna Common Stock..............................   $100    $118.99    $202.78    $239.24    $226.13    $318.50

TABLE II--NON-CUMULATIVE ANNUAL RETURN

                                                                          DECEMBER 31,
                                                  ----------------------------------------------------------
                                                  1990     1991       1992       1993        1994       1995
                                                  ----     ----       ----       ----        ----       ----

Nasdaq Stock Market Index.......................   N/A     60.56%     16.38%     14.79%     (2.25%)     41.30%
Nasdaq Bank Stock Index.........................   N/A     64.09%     45.56%     14.05%     (0.36%)     48.98%
Magna Common Stock..............................   N/A     18.99%     70.42%     17.98%     (5.48%)     40.85%

                ITEM 2. PROPOSAL TO ADOPT THE MAGNA GROUP, INC.
                        1996 LONG TERM PERFORMANCE PLAN

    The Board of Directors has adopted, subject to approval by the stockholders of Magna, the Magna Group, Inc. 1996 Long Term Performance Plan (the ``Performance Plan'') which provides for the granting of stock options and other stock-based awards. The Performance Plan is in addition to the Magna Group, Inc. 1992 Long Term Performance Plan (the ``1992 Plan'') which generally will remain in place for the individuals not named in the Summary Compensation Table in this and subsequent years until the shares allocated thereunder are exhausted or until such plan expires. Of the 900,000 shares originally available under the 1992 Plan, 387,499 shares remain available for grant or award, subject to the limits of the 1992 Plan.

    In December 1995, the Internal Revenue Service promulgated regulations with respect to Section 162(m) of the Code that, in general, affect a company's ability to deduct certain compensation payments. Section 162(m) requires that certain criteria be included in a plan before a company may pay performance awards that are not subject to the limits on deductible compensation. The principal reason for adopting the Performance Plan is to ensure that ``performance'' amounts paid by Magna to its executive officers are not subject to the deductibility limitations imposed by Section 162(m) of the Code. The total number of shares of Common Stock issuable under the Performance Plan is not to exceed 1,000,000 shares, subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar changes generally affecting stockholders of Magna.

    The Board of Directors believes that the Performance Plan will advance the interests of Magna and its stockholders by providing additional incentives and motivation toward superior performance and by enabling Magna and its subsidiaries to attract and retain the services of key employees, upon whose judgment, talents and special efforts, the successful conduct of its operations is largely dependent. The vote required to approve the Performance Plan is a majority of the shares of Magna's Voting Stock present, in person or by proxy, and voting at the Annual Meeting.

    The Performance Plan is administered by the Compensation Committee of the Board of Directors. Members of the Committee are not eligible for selection as a participant under the Performance Plan or the 1992 Plan. The Committee, by majority action thereof, is authorized in its sole discretion to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms of benefit grants; to interpret the Performance Plan; to prescribe, amend and rescind rules and regulations relating to the Performance Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of Magna; and to make all other determinations necessary or advisable for the administration of the Performance Plan to the extent not contrary to the express provisions of the Performance Plan.

    The complete text of the Performance Plan is set forth in Appendix A to this proxy statement. The following summary of certain provisions of the Performance Plan is qualified in its entirety by reference to the full text of the Performance Plan.

DESCRIPTION OF PERFORMANCE PLAN

    Under the terms of the Performance Plan, key employees of Magna and its subsidiaries (as determined by the Committee in its sole discretion) will be eligible to receive (a) stock options (``Stock Options'') which may or may not qualify as incentive stock options within the meaning of Section 422 of the Code, (b) stock appreciation rights (``SARs''), (c) restricted stock of Magna (``Restricted Stock'') and/or (d) performance awards (``Performance Awards'').

    STOCK OPTIONS. Stock Options granted under the Performance Plan shall entitle the holder thereof to purchase shares of Common Stock at the base price established therefor by the Committee, which price, in the case of incentive stock options, shall not be less than the ``Fair Market Value'' (as defined in the Performance Plan) of Common Stock at the time of grant. Such Stock Options are exercisable, in the discretion of the Committee, at any time from and after the six-month anniversary date of the grant during the option exercise period. In no event will Stock Options be exercisable later than ten years after the date of the grant. Stock Options outstanding and unexercised at the time of the death, disability or retirement of the participant generally shall terminate on the first to occur of either the expiration date thereof or the expiration of twelve months after the date of such event (except in the case of an incentive stock option, which shall expire not later than three months after termination of employment upon retirement of the participant). Upon termination of the employment of the participant for any other reason Stock Options shall not remain exercisable later than three months after the date of such event or, if earlier, the expiration date of such option.

    Under the Performance Plan, no individual may be awarded more than 400,000 shares in the form of Stock Options or SARs. In addition, for any employee, the aggregate Fair Market Value of Common Stock subject to incentive stock options pursuant to this Performance Plan or any other stock option plan of Magna that are exercisable for the first time in any calendar year may not exceed $100,000.

    SARS. A SAR gives to the holder thereof a right to receive, at the time of surrender, cash or Common Stock or a combination thereof equal in value to the difference between the Fair Market Value of Common Stock at the date of surrender of the SAR and the base price established by the Committee therefor at the time of grant. The base price established on any SAR shall not be less than the Fair Market Value of Common Stock on the date of the grant of the SAR. The Committee may impose any limitation that it may determine in its discretion on the maximum amount of appreciation to be paid pursuant thereto. A SAR may be granted either independent of, or in conjunction with, any Stock Option. If granted in conjunction with a Stock Option, at the discretion of the Committee, a SAR may either be surrendered (a) in lieu of the exercise of such Stock Option, (b) in conjunction with the exercise of such Stock Option or (c) upon lapse of such Stock Option.

    The term of a SAR shall be established by the Committee. Rights in respect of a SAR surrenderable in conjunction with a Stock Option shall expire upon the death, disability, retirement or termination of employment of the holder thereof at times similar to those established in respect of such related Stock Options. Rights with respect to a SAR surrenderable independent of a Stock Option will be on the terms and conditions established by the Committee.

    RESTRICTED STOCK. The Committee may issue shares of Common Stock to a designated employee at a purchase price, if any, determined by the Committee. Such Restricted Stock may be subject to forfeiture or repurchase in the event of the termination of employment within a specified period, or in the event any other conditions specified by the Committee at the time of grant are not subsequently met. During the period of restriction, holders of Restricted Stock shall be entitled to receive and retain all dividends and other distributions made in respect of such stock and to vote such stock without limitations. The total number of shares of Common Stock available for Restricted Stock grants under the Performance Plan is 300,000 shares, subject to adjustment for dilution as described above.

    PERFORMANCE AWARDS. The Committee may grant Performance Awards which may consist of shares of Common Stock, Stock Options, Restricted Stock or a combination thereof. In the event that performance goals are achieved over a designated time period, the Performance Awards will be made in a predesignated form in a single or in periodic installments as the Committee determines in its sole discretion. The goals established by the Committee shall be based upon one or more financial measures of Magna: (i) return on average assets; (ii) earnings per share; (iii) return on stockholders' equity; (iv) net interest rate margin; and/or (v) overhead ratio. The Committee may also provide for additional opportunities based upon the attainment of specific business objectives and other measures of individual, business unit or company performance, and such other goals or a combination thereof as may be established by the Committee. In the event the goal is not achieved at the conclusion of the designated performance period, no payment shall be made to a participant. However, goals may include standards for partial achievement and provide for a partial award for partial achievement. The participant shall have no right to vote any shares of Common Stock subject to a Performance Award nor shall such participant have any right to receive dividends on such shares until the performance goals are achieved and the shares issued. No performance award shall entitle any individual to receive more than 300,000 shares of Common Stock.

    CHANGE OF CONTROL OF MAGNA. In the event of a ``Change of Control'' (as defined in the Performance Plan), the following shall occur: (a) Stock Options, if not otherwise exercisable, become immediately exercisable; (b) unexercised Stock Options automatically include a SAR feature for a period of six months and seven days after the date of Change of Control, which is in addition to any SAR separately granted in connection with such Stock Option; (c) SARs become, if not otherwise then surrenderable, immediately surrenderable; and (d) restrictions lapse on Restricted Stock already earned, and such Restricted Stock becomes immediately vested.

    AMENDMENT AND TERMINATION. The Performance Plan is to remain in effect until (a) all Common Stock reserved under the Performance Plan shall have been purchased or acquired; (b) the Board terminates the Performance Plan; or (c) April 30, 2006, whichever shall first occur. The Board at any time may terminate and, from time to time, may amend or modify its terms; provided, however, that no such action of the Board may, without the approval of the stockholders of Magna: (a) increase the total amount of stock or increase the amount and type of awards that may be issued under the Performance Plan; (b) change the provisions of the Performance Plan regarding the minimum price, if any, of awards; or (c) change the class of employees entitled to participate in the Performance Plan. No amendment, modification or termination of the Performance Plan may in any manner adversely affect any awards theretofore granted under the Performance Plan without the consent of the participant affected thereby. In addition, awards may be substituted or exchanged for other awards under the Performance Plan by mutual agreement of Magna and the participant.

FEDERAL INCOME TAX CONSEQUENCES

    No income will be realized by a participating officer or employee on the grant of an incentive stock option or an option which is not an incentive stock option (``nonqualified option'') or upon the award of Restricted Stock, or the grant of a SAR, and Magna will not be entitled to a deduction at such time. If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise. Magna will not be entitled to a deduction by reason of the exercise.

    If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. Magna will be entitled to a deduction in an amount equal to such income in the year of such disposition.

    Upon the exercise of a nonqualified option, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price is ordinary income to the holder as of the date of exercise. Magna will be entitled to a deduction equal to such excess amount in the year of exercise.

    Subject to a voluntary election by the holder under Section 83(b) of the Code, a holder will realize income as a result of the award of Restricted Stock at the time the restrictions expire on such shares. An election pursuant to
Section 83(b) of the Code would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date that such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. Magna will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

    A holder will realize income as a result of the surrender of a SAR at the time the stock is issued. The amount of income realized will be equal to the fair market value of shares issued on the date of surrender of the SAR, plus the amount of cash, if any, received. Magna will be entitled to a deduction equal to the income realized in the year in which the SAR is surrendered for payment. A participant will recognize income with respect to a Performance Award at the time the shares are issued or the cash is paid after the award is earned. The amount of income realized will be equal to the fair market value of the award on the date it was paid. Magna will be entitled to a deduction equal to the income realized in the year that the award was paid.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE ``FOR'' THE ADOPTION OF THE MAGNA GROUP, INC. 1996 LONG TERM PERFORMANCE PLAN.

                ITEM 3. PROPOSAL TO ADOPT THE MAGNA GROUP, INC.
                       1996 DIRECTORS' STOCK OPTION PLAN

    The Board of Directors has adopted, subject to the approval by the stockholders of Magna, the Magna Group, Inc. 1996 Directors' Stock Option Plan (the ``Directors' Plan'') which provides for the granting of nonqualified stock options to the non-employee directors of Magna. The total number of shares of Common Stock issuable under the

Directors' Plan is not to exceed 100,000 shares, subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar changes generally affecting stockholders of Magna.

    Magna has a Directors' Stock Option Plan, which was approved by the stockholders in May 1992 (the ``1992 Directors' Plan''), pursuant to which options are granted yearly to directors to purchase Common Stock pursuant to a formula based on directors' fees earned. In the four years of operation (excluding the first year in which options for 1,000 shares of Common Stock were granted), options granted averaged 911 shares of Common Stock per director per year. Magna believes that its directors should increase their ownership of Common Stock and desires to use a non-cash method of compensating its directors. Adoption of the Directors' Plan should assist in achieving both of these objectives. In determining the number of options to be granted to directors under the Directors' Plan, the Board of Directors reviewed similar grants made by Magna's peer companies. Such information was provided by Magna's independent compensation consultant. The Directors' Plan, if approved by the stockholders, will operate in tandem with the 1992 Directors' Plan.

    The Board of Directors determined that the Directors' Plan would directly promote the interests of the stockholders because the incentives and rewards made available to the outside directors thereunder would be directly related to the price of Common Stock. The Board of Directors believes that the Directors' Plan will advance the interests of Magna and its stockholders by providing further inducement to qualified individuals who are unaffiliated with Magna to serve as, or remain, directors of Magna and to promote the best interests of Magna while they serve as directors. The vote required to approve the Directors' Plan is a majority of the shares of Magna's Voting Stock present, in person or by proxy, and voting at the Annual Meeting.

    The complete text of the Directors' Plan is set forth in Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to the full text of the Directors' Plan.

DESCRIPTION OF DIRECTORS' PLAN

    The Directors' Plan provides that each non-employee director of Magna on May 2, 1996 and on the first business day after the date of the annual meeting of stockholders in each subsequent year, will be granted an option to acquire 1,000 shares of Common Stock at the ``Fair Market Value'' (as defined in the Directors' Plan) of Common Stock on such date.

    Options granted under the Directors' Plan shall entitle the director to purchase Common Stock at a base price equal to the Fair Market Value of Common Stock on the date of grant. The option by its terms is not transferable by the director except by will or the laws of descent and distribution; provided, however, a director may transfer the option, without consideration, to their immediate family members, a trust for the benefit of such family members or a partnership whose only members are such family members. Subject to the preceding sentence, the option shall be exercisable during the director's lifetime solely by the director.

    With respect to options granted in 1996, the option will not be exercisable during the first year after the date of grant. Each option will become exercisable at the rate of one-third of the number of shares subject thereto on the first anniversary of the date of grant and the remainder of the option will become exercisable on the second anniversary of the date of grant. Options granted in 1997 will not be exercisable during the first year after the date of grant; however, such options will become fully exercisable on the first anniversary of the date of grant. Options granted in 1998 or thereafter will be fully exercisable as of the date of grant.

    Options that are outstanding and unexercised at the time the director ceases to be an outside director of Magna for any reason (except disability of such director) shall terminate on the first to occur of the expiration date of the option or the expiration of 24 months after the month in which the holder ceases to be an outside director of Magna. Unless exercised or terminated sooner, each option will expire on the tenth anniversary of the date of grant.

    The Directors' Plan shall remain in effect until: (a) all of the Common Stock reserved under the Directors' Plan shall have been issued; (b) the Board of Directors terminates the Directors' Plan; or (c) April 30, 2006. The Board at any time may terminate the Directors' Plan and, from time to time, may amend or modify its terms; provided, however, that no such action may adversely affect or impair the rights of the holders of existing options, without the consent of such holder. The Board may not, without stockholder approval: (a) increase the total amount of stock which may be issued to all or any individual director under the Directors' Plan; (b) extend the term of any of the options; (c) decrease the base price of any of the options; or (d) change the class of persons eligible to receive the grant of options.

FEDERAL INCOME TAX CONSEQUENCES

    The grant of an option to a non-employee director under the Directors' Plan will not result in any tax consequences to the director or to Magna. Upon exercise of the option, the director will generally realize income equal to the difference between the base price of the option and the Fair Market Value of Common Stock on the date of exercise. Magna will receive a corresponding deduction of the same amount in the year of exercise.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE ``FOR'' THE ADOPTION OF THE MAGNA GROUP, INC. 1996 DIRECTORS' STOCK OPTION PLAN.

                       SECURITY OWNERSHIP OF MANAGEMENT

    The following information is furnished as of March 5, 1996 to indicate beneficial ownership by each current director, the executive officers named in the Summary Compensation Table, individually, and all current directors and executive officers as a group, of shares of Common Stock. No director or executive officer beneficially owned any shares of the Class B Preferred Stock on March 5, 1996.

                                                                     NUMBER OF SHARES
                                                                     OF COMMON STOCK
                                                                      BENEFICIALLY
                  NAME OF BENEFICIAL OWNER                            OWNED<F1><F2>
                  ------------------------                           --------------
G. Thomas Andes<F3>............................................         168,364
James A. Auffenberg, Jr.<F4>...................................           5,766
William E. Cribbin<F5>.........................................         159,338
Wayne T. Ewing<F6>.............................................          13,322
Linda K. Fabel<F7>.............................................          50,317
Donald P. Gallop<F8>...........................................          27,182
David D. Harris<F9>............................................          73,510
C. E. Heiligenstein<F10>.......................................         226,000
John G. Helmkamp, Jr.<F11>.....................................         304,222
Gary D. Hemmer<F12>............................................          37,824
Carl G. Hogan, Sr.<F13>........................................          28,257
Franklin A. Jacobs<F14>........................................         140,664
Wendell J. Kelley<F15>.........................................          13,304
S. Lee Kling<F16>..............................................         243,465
Ralph F. Korte<F17>............................................          50,644
Luckett G. Maynard.............................................           3,572
Robert E. McGlynn<F18>.........................................          62,703
Robert M. Olson, Jr.<F19>......................................          27,071
Frank R. Trulaske, III<F20>....................................          22,239
George T. Wilkins, Jr.<F21>....................................         175,241
All current directors and executive officers as a group
  (20 persons)<F22>............................................       1,836,237

--------
<F1>  Except as otherwise noted, each director or executive officer has sole voting and investment power over the shares listed beside his or her name.

<F2>  Except for Mr. John G. Helmkamp, Jr. who beneficially owned 1.06% of the total outstanding shares of Common Stock on March 5, 1996, no director or executive officer beneficially owned more than one percent of the total outstanding shares of Common Stock on such date.

<F3>  Includes 3,375 shares that Mr. Andes owns jointly with his spouse and 679 shares that are owned by Mr. Andes' spouse, as to which shares Mr. Andes has shared voting and investment power. Also includes 62,815 shares subject to options exercisable currently or within 60 days after March 5, 1996.

                                      23

<F4>  Includes 1,000 shares owned by Mr. Auffenberg's spouse, as to which shares
      Mr. Auffenberg has shared voting and investment power, 1,500 shares owned by Mr. Auffenberg as custodian for his minor children and 266 shares subject to options exercisable currently or within 60 days after March 5, 1996.

<F5>  Includes 1,270 shares that are owned by Mr. Cribbin's spouse, as to which shares Mr. Cribbin has shared voting and investment power, 40,593 shares that are owned by N-K Scratch Pads, Inc., as to which shares Mr. Cribbin has sole voting and investment power and 51,780 shares that are owned by Clayton Diversified, as to which shares Mr. Cribbin has sole voting and investment power. Also includes 39,286 shares owned by certain members of Mr. Cribbin's immediate family, as to which shares Mr. Cribbin has sole voting but not investment power, and 2,192 shares subject to options exercisable currently or within 60 days after March 5, 1996.

<F6>  Includes 987 shares that are owned by Mr. Ewing's spouse, as to which shares Mr. Ewing has shared voting and investment power, and 2,192 shares subject to options exercisable currently or within 60 days after March 5, 1996.

<F7>  Includes 4,749 shares that Ms. Fabel owns jointly with her spouse, as to which shares Ms. Fabel has shared voting and investment power. Also includes 30,139 shares subject to options exercisable currently or within 60 days after March 5, 1996 and 8,000 shares of restricted stock which would be issued to Ms. Fabel if certain target share prices for the Common Stock are attained within 60 days after March 5, 1996.

<F8>  Includes 4,687 shares held of record by the trustees of the testamentary trust of Mr. Philip Gallop, of which Mr. Gallop is a co-trustee and has shared voting and investment power, and 18,622 shares owned by Mr. Gallop's spouse, as to which shares Mr. Gallop disclaims beneficial ownership. Also includes 2,192 shares subject to options exercisable currently or within 60 days after March 5, 1996.

<F9>  Includes 26,577 shares subject to options exercisable currently or within
      60 days after March 5, 1996 and 10,000 shares of restricted stock which would be issued to Mr. Harris if certain target share prices for the Common Stock are attained within 60 days after March 5, 1996.

<F10> Includes 3,370 shares owned by Mr. Heiligenstein's spouse, as to which shares Mr. Heiligenstein has shared voting and investment power, and 266 shares subject to options exercisable currently or within 60 days after March 5, 1996.

<F11> Includes 56,706 shares which are subject to various trusts as to which shares Mr. Helmkamp has either sole or shared voting and investment power (Mr. Helmkamp disclaims beneficial ownership as to 25,580 of such shares). Also includes 14,804 shares owned by Mr. Helmkamp's spouse and 5,458 shares subject to the Elizabeth Helmkamp Charitable Trust, as to which Mr. Helmkamp disclaims beneficial ownership.

<F12> Includes 135 shares that Mr. Hemmer owns jointly with his spouse, as to which shares Mr. Hemmer has shared voting and investment power. Also includes 21,315 shares subject to options exercisable currently or within 60 days after March 5, 1996 and 10,000 shares of restricted stock which would be issued to Mr. Hemmer if certain target share prices for the Common Stock are attained within 60 days after March 5, 1996.

<F13> Includes 2,192 shares subject to options exercisable currently or within
      60 days after March 5, 1996.

<F14> Includes 2,192 shares subject to options exercisable currently or within
      60 days after March 5, 1996.

<F15> Includes 279 shares that are owned by Mr. Kelley's spouse, as to which shares Mr. Kelley disclaims beneficial ownership, and 2,192 shares subject to options exercisable currently or within 60 days after March 5, 1996.

<F16> Includes 107 shares that are owned as custodian by Mr. Kling's spouse for the benefit of their minor son, as to which shares Mr. Kling disclaims beneficial ownership. Also includes 40,075 shares subject to options exercisable currently or within 60 days after March 5, 1996.

<F17> Includes 1,859 shares subject to options exercisable currently or within
      60 days after March 5, 1996.

<F18> Includes 1,629 shares that are owned by Mr. McGlynn's spouse, as to which shares Mr. McGlynn disclaims beneficial ownership, and 2,192 shares subject to options exercisable currently or within 60 days after March 5, 1996.

<F19> Includes 13,340 shares subject to options exercisable currently or within
      60 days after March 5, 1996 and 8,000 shares of restricted stock which would be issued to Mr. Olson if certain target share prices for the Common Stock are attained within 60 days after March 5, 1996.

<F20> Includes 266 shares subject to options exercisable currently or within 60 days after March 5, 1996.

<F21> Includes 1,214 shares that Dr. Wilkins owns jointly with his spouse, as to which shares Dr. Wilkins has shared voting and investment power, and 1,859 shares subject to options exercisable currently or within 60 days after March 5, 1996.

<F22> This amount represents 6.4% of the outstanding shares of Common Stock on
      March 5, 1996. This amount includes 219,121 shares subject to options exercisable currently or within 60 days after March 5, 1996, and 36,000 shares of restricted stock issuable if certain target prices for the Common Stock are attained within 60 days after March 5, 1996.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires Magna's directors and executive officers (``Reporting Persons'') to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Magna. Magna has designated an officer who is available to Magna's Reporting Persons to assist them in filing the required reports, and Magna circulates monthly transaction reminders and other materials to promote compliance with Section 16(a). To Magna's knowledge, based solely on its review of the copies of such reports furnished to Magna and written representations that no other reports were required, during the year ended December 31, 1995 all Section 16(a) filing requirements applicable to the Reporting Persons were complied with, except as follows: Mr. Cribbin filed one late amendment covering three transactions not previously reported and Mr. Auffenberg filed two late amendments covering two transactions not previously reported.

                        INDEPENDENT PUBLIC ACCOUNTANTS

    Ernst & Young LLP served as Magna's independent public accountants for 1995 and has been selected by the Board of Directors to continue in such capacity during 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders, and such representatives will have the opportunity to make statements if they so desire.

                         FUTURE STOCKHOLDER PROPOSALS

    Under applicable regulations of the Securities and Exchange Commission, all proposals of stockholders to be considered for inclusion in the proxy statement for, and to be considered at, the 1997 Annual Meeting of Stockholders must be received at the offices of Magna, c/o Secretary, One Magna Place, 1401 South Brentwood Boulevard, St. Louis, Missouri 63144-1401 by not later than November 29, 1996. Magna's By-laws also prescribe certain time limitations and procedures regarding prior written notice to Magna by stockholders, which limitations and procedures must be complied with for proposals of stockholders to be included in Magna's proxy statement for, and to be considered at, such annual meeting. Any stockholder who wishes to make such a proposal should request a copy of the applicable provisions of Magna's By-laws from the Secretary of Magna.

                                 ANNUAL REPORT

    The Annual Report of Magna for the year ended December 31, 1995 has been mailed simultaneously to the stockholders of Magna.

    A COPY OF MAGNA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS) MAY BE OBTAINED BY ANY STOCKHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO MR. GARY D. HEMMER, EXECUTIVE VICE PRESIDENT, ADMINISTRATION, MAGNA GROUP, INC., ONE MAGNA PLACE, 1401 SOUTH BRENTWOOD BOULEVARD, ST. LOUIS, MISSOURI 63144-1401.

                                OTHER BUSINESS

    The Board of Directors, at the date hereof, is not aware of any business to be presented at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and discussed herein. If any other matter should properly come before the Annual Meeting, the persons named on the enclosed form of proxy will have discretionary authority to vote the shares of Voting Stock represented by proxies in accordance with their discretion and judgment as to the best interests of Magna.

                                          /S/ G. Thomas Andes

                                          G. THOMAS ANDES
                                          Chairman of the Board and
                                          Chief Executive Officer

March 29, 1996

                                                                     APPENDIX A

                               MAGNA GROUP, INC.
                        1996 LONG TERM PERFORMANCE PLAN

                     SECTION 1. ESTABLISHMENT AND PURPOSE.

    Magna Group, Inc. hereby establishes a long term incentive plan to be named the Magna Group, Inc. 1996 Long Term Performance Plan, for certain employees of the Company and its Subsidiaries. The purpose of this Plan is to encourage certain employees of the Company, and of such Subsidiaries of the Company as the Committee administering the Plan designates, to acquire Stock or to receive monetary payments based on the value of such Stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for continuation of the efforts of employees for the success of the Company and for continuity of employment. Compensation relating to Awards under the Plan is generally intended to qualify as ``performance-based compensation'' under Section 162(m) of the Code.

                            SECTION 2. DEFINITIONS.

    Whenever used herein, the following terms shall have the respective meanings set forth below:

    (a) ACT means the Securities Exchange Act of 1934, as amended from time to time.

    (b) AWARD means any Option, Stock Appreciation Right, Restricted Stock or Performance Award granted under the Plan.

    (c) BASE PRICE means, in the case of an Option or a Stock Appreciation Right, a price fixed by the Committee at which the Option or the Stock Appreciation Right may be exercised, which in the case of an Incentive Stock Option or a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Incentive Stock Option or Stock Appreciation Right.

    (d)   BOARD means the Board of Directors of the Company.

    (e)   CHANGE OF CONTROL is defined in Section 14.

    (f) CODE means the Internal Revenue Code of 1986, as amended and in effect from time to time.

    (g) COMMITTEE means those members of the Compensation Committee of the Board each of whom is both (1) qualified to administer this Plan as contemplated by Rule 16b-3 and (2) considered to be an ``outside director'' as contemplated by Section 162(m) of the Code.

    (h)   COMMON STOCK means the common stock, $2.00 par value, of the Company.

    (i)   COMPANY means Magna Group, Inc., a Delaware corporation.

    (j)   COVERED EMPLOYEE means a covered employee as that term is defined in
          Section 162(m) of the Code.

    (k) DISABILITY means a physical and/or mental condition that renders a Participant unable to perform the duties of the Participant's position on a full-time basis for a period of one hundred eighty (180) consecutive business days. Disability shall be deemed to exist when certified by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant's legal representa-tive (such agreement as to acceptability not to be withheld unreasonably). The Participant will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any such Disability determination.

    (l) EMPLOYEE means a salaried employee (including officers and directors who are also employees) of any member of the Group.

    (m) FAIR MARKET VALUE means, for any particular date, (i) for any period during which Common Stock shall not be listed for trading on a national securities exchange, but when Common Stock is authorized as a Nasdaq National Market security, the last transaction price per share as quoted by The Nasdaq Stock Market (the ``Nasdaq''), (ii) for any period during which Common Stock shall not be listed for trading on a national securities exchange or authorized as a Nasdaq National Market security, but when Common Stock shall be authorized as a Nasdaq SmallCap Market security, the closing bid price as reported by the Nasdaq, (iii) for any period during which Common Stock shall be listed for trading on a national securities exchange, the closing price per share of Common Stock on such exchange as of the close of such trading day or (iv) the market price per share of Common Stock as determined by a nationally recognized investment banking firm selected by the Committee in the event neither (i), (ii) nor (iii) above shall be applicable. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open.

    (n) FINAL AWARD means the Award earned by each Participant at the end of the Performance Period.

    (o)   GROUP means the Company and every Subsidiary of the Company.

    (p) OPTION means the right to purchase Stock at the Base Price for a specified period of time. For purposes of the Plan, an Option may be an incentive stock option (``INCENTIVE STOCK OPTION'') within the meaning of Section 422 of the Code, a nonqualified stock option (``NONQUALIFIED STOCK OPTION'') or any other type of option.

    (q) PARTICIPANT means any Employee designated by the Committee to participate in the Plan.

    (r) PERFORMANCE AWARD means a right to receive a payment equal to the value of a unit or other measure, and includes shares of Stock which may be granted pursuant to an Option or as Restricted Stock, as determined by the Committee based on performance during a Performance Period.

    (s) PERFORMANCE PERIOD means a period of not more than ten years established by the Committee during which certain performance goals set by the Committee are to be met.

    (t) PERIOD OF RESTRICTION means the period during which a grant of shares of Restricted Stock is restricted pursuant to Section 11 of the Plan.

    (u) PERMITTED TRANSFEREE means either (i) an immediate family member of the Participant, (ii) a trust for the benefit of the immediate family members of the Participant or (iii) a partnership whose only partners are immediate family members of the Participant.

    (v)   PLAN means the Magna Group, Inc. 1996 Long Term Performance Plan.

    (w) PLAN YEAR means the Company's fiscal year commencing January 1 and ending December 31.

    (x) PROGRAM means an Award program established by the Committee which designates the Participants, the Covered Employees, a Performance Period, performance goals and formulas or standards for determining the amounts of Awards payable under the Plan.

    (y)   REPORTING PERSON means a person subject to Section 16 of the Act.

    (z) RESTRICTED STOCK means Stock granted pursuant to Section 11 or 12 of the Plan, but a share of such Stock shall cease to be Restricted Stock when the conditions to and limitations on transferability under
          Section 11 have been satisfied or have expired, respectively.

    (aa) RETIREMENT (including NORMAL, EARLY and DISABILITY Retirement) means termination of employment with eligibility for normal, early or disability retirement benefits under the terms of the Company's Pension Plan, as amended and in effect at the time of such termination of employment.

    (bb)  RULE 16B-3 means Rule 16b-3 under the Act.

    (cc) STOCK means the authorized and unissued shares of Common Stock or reacquired shares of Common Stock held in treasury.

    (dd) STOCK APPRECIATION RIGHT or SAR means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.

    (ee) SUBSIDIARY means a subsidiary corporation as defined in Section 424 of the Code.

    (ff) WINDOW PERIOD means the third to the twelfth business day following the release for publication of the Company's quarterly or annual earnings report.

                          SECTION 3. ADMINISTRATION.

    The Plan will be administered by the Committee. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company and its stockholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. Subject to the express provisions of the Plan, the Committee shall have plenary authority, to construe and interpret the Plan, to make, amend and rescind rules and regulations regarding the Plan and its administration, to determine the terms and provisions of the respective Stock Option, Restricted Stock and Performance Award agreements (which need not be identical), and to take whatever action is necessary to carry out the purposes of the Plan; provided, however, the Committee shall take no action which will impair any Option, Restricted Stock award or Performance Award previously granted under the Plan or cause the Plan not to meet the requirements of Rule 16b-3.

                  SECTION 4. SHARES RESERVED UNDER THE PLAN.

    Subject to Sections 10, 12 and 13 hereof, there is hereby reserved for issuance under the Plan an aggregate of 1,000,000 shares of Stock, which may be authorized but unissued shares or treasury shares. Of these shares of Stock, no more than 1,000,000 shares may be issued to Participants pursuant to Incentive Stock Options, subject to adjustment as set forth in the Plan. In addition, the amount of shares representing forfeited or tendered shares shall be available for Award only to persons not subject to Section 16 of the Act.

    Except as provided in Section 13, in no event may more than 300,000 shares of Stock be issued in connection with the award of Restricted Stock pursuant to
Section 11 or 12, unless such Stock was awarded as the payment for grants or rights under any other employee or compensation plan of the Company. Additionally, the maximum number of shares of Stock, which may be awarded in the form of Options or SARs to any one individual under the Plan shall be limited to 400,000 Shares.

    Stock underlying outstanding Options or Performance Awards will be counted against the Plan maximum while such Options or Awards are outstanding. Shares of Stock underlying expired, canceled or forfeited Options or Awards (except Restricted Stock) may be added back to the Plan maximum. When the exercise price of Options is paid by delivery of shares of Stock, the number of shares available for issuance under the Plan shall continue to be reduced by the gross (rather than the net) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered in payment. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions. Shares of Restricted Stock may not be added back to the Plan maximum if such Restricted Stock is forfeited.

                           SECTION 5. PARTICIPANTS.

    Participants will consist of such officers and key employees of the Company or any designated Subsidiary as the Committee in its sole discretion determines have a major impact on the success and future growth and profitability of the Company. Designation of a Participant in any Plan Year shall not require the Committee to designate such person to receive an Award in any other Plan Year or to receive the same type or amount of Award as granted to the Participant in any other Plan Year or as granted to any other Participant in any Plan Year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

                          SECTION 6. TYPES OF AWARDS.

    The following Awards may be granted under the Plan: (a) Incentive Stock Options; (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock; and (e) Performance Awards; all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Participant, and the terms and conditions which attach to each Award, which terms and conditions need not be uniform as between different Participants. All Awards shall be in writing.

                      SECTION 7. DATE OF GRANTING AWARDS.

    All Awards granted under the Plan shall be granted as of an award date. Promptly after each award date, the Company shall notify the Participant of the grant of the Award, and shall hand deliver or mail to the Participant an Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute and return such agreement within thirty days after the date of mailing or delivery by the Company of the agreement to the Participant. If the Participant shall fail to execute and return the written Award Agreement within the thirty-day period, the Participant's Award shall be automatically terminated, except that if the Participant dies within the thirty-day period such agreement shall be effective notwithstanding the fact that it has not been signed prior to death.

                      SECTION 8. INCENTIVE STOCK OPTIONS.

    Incentive Stock Options shall consist of Options to purchase shares of Stock at purchase prices not less than 100% of the Fair Market Value of the shares on the date the Option is granted. The purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the Participant. Incentive Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and, except as provided below, will terminate not later than three months after termination of employment for any reason other than death or Disability. In the event termination of employment occurs as a result of death or Disability, such an Option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by reason of Disability, then the period of exercise following death shall be the remainder of the 12 month period, or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. In no event shall any Incentive Stock Option be exercised more than ten years after its grant. Leaves of absence granted by the Company for military service, illness and transfers of employment between the Company and any Subsidiary shall not constitute termination of employment. The aggregate Fair Market Value (determined as of the time an Option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Company and its Subsidiaries) shall not exceed $100,000, or such other amounts and limitations as may be provided from time to time by the Code and any regulations promulgated thereunder. The Fair Market Value of Stock shall be determined without regard to any restriction, other than a restriction which, by its terms, will never lapse.

                    SECTION 9. NONQUALIFIED STOCK OPTIONS.

    Nonqualified Stock Options shall consist of nonqualified Options to purchase shares of Stock at purchase prices determined by the Committee. The purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the Participant. Nonqualified Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted, and will terminate not later than three months after termination of employment for any reason other than death, Retirement or Disability. In no event shall any Option be exercised more than ten years after its grant. Leaves of absence granted by the Company for military service, illness and transfers of employment between the Company and any Subsidiary shall not constitute termination of employment. The Committee shall have the right to determine at the time the Option is granted whether Shares issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions and, if so, the nature of the restrictions.

                    SECTION 10. STOCK APPRECIATION RIGHTS.

    Stock Appreciation Rights may be granted which, at the discretion of the Committee, may be exercised (1) in lieu of exercise of an Option, (2) in conjunction with the exercise of an Option, (3) upon lapse of an Option, (4) independent of an Option or (5) each of the above in connection with a previously awarded Option under the Plan. SARs issued to Reporting Persons shall be held for at least six months prior to exercise. If the Option referred to in (1), (2) or (3) above qualified as an Incentive Stock Option pursuant to
Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Act. At the discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof; provided, however, that payment may be made in cash for SARs exercised by Reporting Persons only upon the condition that such exercise is made during the Window Period. The following will apply upon exercise of a SAR:

        (a) Exercise of SARs in Lieu of Exercise of Options. SARs exercisable
            ------------------------------------------------
    in lieu of Options may be exercised for all or part of the shares of Stock subject to the related Option upon the exercise of the right to exercise an equivalent number of Options. A SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. Upon exercise of a SAR in lieu of exercise of an Option, shares of Stock equal to the number of SARs exercised shall no longer be available for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

        (b) Exercise of SARs in Conjunction with Exercise of Options. SARs
            ---------------------------------------------------------
    exercisable in conjunction with the exercise of Options shall be deemed to be exercised upon the exercise of the related Options, and shares of Stock equal to the sum of the number of shares acquired by exercise of the Option plus the number of SARs exercised shall no longer be available for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

        (c) Exercise of SARs Upon Lapse of Options. SARs exercisable upon lapse
            ---------------------------------------
    of Options shall be deemed to have been exercised upon the lapse of the related Options as to the number of shares of Stock subject to the Options. Shares of Stock equal to the number of SARs deemed to have been exercised shall not be available again for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

        (d) Exercise of SARs Independent of Options. SARs exercisable
            ----------------------------------------
    independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, and shares of Stock equal to the number of SARs exercised shall no longer be available for Awards under the Plan, provided that if SARs are exercised for cash, shares of stock equal to the number of SARs exercised shall be restored to the number of shares available for issuance under the Plan.

                           SECTION 11. RESTRICTED STOCK.

    Restricted Stock shall consist of Stock issued under the Plan at any purchase price less than the Fair Market Value thereof on the date of issuance, or as a bonus. In the case of any Restricted Stock:

        (a) The purchase price, if any, will be determined by the Committee.

        (b) Restricted Stock may be subject to: (i) restrictions on the sale or other disposition thereof; provided, however, that Restricted Stock granted to a Reporting Person shall, in addition to any other restrictions thereon, not be sold or disposed of for six (6) months following the date of grant;
    (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (iii) representation by the Participant that they intend to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

        (c) The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the Period of Restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

        (d) The Participant shall be entitled to vote the Restricted Stock during the Period of Restriction.

        (e) The Committee shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

                          SECTION 12. PERFORMANCE AWARDS.

       (a) Performance Period. For each Program, the Committee shall set forth
           -------------------
   a Performance Period over which performance will be measured to determine whether and in what amounts to pay Awards to Participants. Each Program must be established in writing prior to the expiration of any prescribed time period for the pre-establishment of performance goals under Section 162(m) of the Code. Each Program shall also set forth those individuals the Committee believes may be or may become Covered Employees for the applicable Performance Period.

        (b) Performance Criteria and Goals. All Awards shall be based upon any
            -------------------------------
    one or more of the following financial measures of the Company: (i) return on average assets; (ii) earnings per share; (iii) return on stockholders' equity; (iv) net interest rate margin; and/or (v) overhead ratio. The Committee may also provide for additional opportunities based upon the attainment of specific business objectives and other measures of individual, business unit or Company performance, and such other goals or a combination thereof as may be established by the Committee. For each Program and for each Participant, the Committee shall designate one or more objective performance goals based upon one or more of the criteria listed above. No Award shall be paid if the applicable performance goals are not satisfied; provided, however, performance goals may include standards for partial achievement and provide for a partial award for partial achievement.

        (c) Performance Awards. Performance Awards may consist of Options,
            -------------------
    Stock, Restricted Stock or a combination thereof, to be issued with or without any payment therefor, in the event the performance goals established by the Committee are achieved during the Performance Period. For each Program, the Committee shall designate an objective formula or standard for determining each Participant's Award. Except with respect to Awards payable to Covered Employees, and notwithstanding the failure to satisfy the applicable performance goal(s), the Committee shall have the discretion to increase or reduce the amount of any Participant's Award above or below the standard or formula amount to reflect individual performance and/or unanticipated factors; the Committee may only reduce the amount of an Award payable to Covered Employees below the standard or formula amount to reflect individual performance and/or unanticipated factors. Actual payment of the Award earned shall be in Restricted Stock, Stock or in a combination thereof, in a single sum or in periodic installments, all as the Committee in its sole discretion determines. If Stock or Restricted Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. In the event a Reporting Person receives a Performance Award which includes Stock or Restricted Stock, such Stock shall not be sold or disposed of for at least six (6) months following the date of issuance pursuant to such Award. No Performance Award shall entitle any individual to receive more than 300,000 shares of Stock.

        (d) Payment of Awards. After the close of each Performance Period, the
            ------------------
    Committee shall certify in writing the achievement of the applicable performance goal(s) and the amounts of any Awards payable to the Participants under the applicable formula(s) or standard(s). All or part of the Awards payable to Participants who are not Covered Employees may be paid prior to the end of a Performance Period on an estimated basis, subject to adjustment in the discretion of the Committee. All or part of the Awards payable to Covered Employees may be paid prior to the end of a Performance Period only if such earlier payment does not result in such Award failing to constitute qualified performance-based compensation under
    Section 162(m) of the Code (e.g., if achievement of the applicable performance goal(s) can be certified prior to the end of the Performance Period). Subject to the foregoing, the timing of payment of all Awards to both Covered Employees and Participants who are not Covered Employees shall be within the discretion of the Committee.

                        SECTION 13. ADJUSTMENT PROVISIONS.

       (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the number of shares which may be granted in the form of Options, SARs, Restricted Stock or Performance Awards, the maximum number of shares available to a particular Participant, and the number of shares covered by each outstanding Award, shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award shall not be changed. Awards shall be deemed to contain provisions for their continuation or for other equitable adjustments after changes in Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

        (b) Notwithstanding any other provision of this Plan or in any Award, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the equitable adjustment of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

                          SECTION 14. CHANGE OF CONTROL.

    Notwithstanding any other provision of this Plan, upon a Change of Control outstanding Awards shall become immediately and fully exercisable or payable according to the following terms:

        (a) Any outstanding and unexercised Option shall become immediately and fully exercisable, and shall remain exercisable until it would otherwise expire by reason of lapse of time.

        (b) During the six month and seven day period from and after a Change of Control (the ``Exercise Period''), unless the Committee shall determine otherwise at the time of grant, a Participant shall have the right, in lieu of the payment of the Base Price of the shares of Stock being purchased under an Option and by giving notice to the Committee, to elect (within the Exercise Period and, in the case of Reporting Persons, only within a Window Period within such Exercise Period) in lieu of exercise thereof, provided that if such Option is held by a Reporting Person more than six (6) months have elapsed from the grant thereof, to surrender all or part of the Option to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the Base Price per share of Stock under the Option multiplied by the number of shares of Stock granted under the Option as to which the right granted under this subsection 14(b) shall have been exercised. Change in Control Price shall mean the higher of (i) (A) for any period during which Common Stock shall not be listed for trading on a national securities exchange, but when Common Stock shall be authorized as a Nasdaq National Market security, the highest last transaction price per share as quoted by the Nasdaq, (B) for any period during which Common Stock shall not be listed for trading on a national securities exchange or authorized as a Nasdaq National Market security, but when Common Stock shall be authorized as a Nasdaq SmallCap Market security, the highest average of the high bid and low asked prices as reported by the Nasdaq, (C) for any period during which Common Stock shall be listed for trading on a national securities exchange, the highest closing price per share of Common Stock on such exchange as of the close of such trading day or (D) the highest market price per share of Common Stock as determined by a nationally recognized investment banking firm selected by the Committee in the event neither (A), (B) nor (C) above shall be applicable, in each case during the 60-day period prior to and ending on the date of the Change of Control, and (ii) if the Change of Control is the result of a transaction or series of transactions described in subsections 14(e)(i), (iii), (iv) or (v) hereof, the highest price per share of Common Stock paid in such transaction or series of transactions (which in the case of paragraph (i) shall be the highest price per share of Common Stock as reflected in a Schedule 13D by the person having made the acquisition); provided, however, that with respect to any Incentive Stock Option, the Change of Control Price shall not exceed the market price of a share of Common Stock (to the extent required pursuant to Section 422 of the Code) on the date of surrender thereof.

        (c) Any outstanding and unexercised Stock Appreciation Rights (other than such rights which arise pursuant to subsection 14(b) hereof) shall become exercisable as follows:

            (i) Any SAR described in subsections 10(a) or (b) shall continue to be treated as provided in those subsections, except that SARs exercised by Reporting Persons for cash shall be exercised only during a Window Period, and shall have been held for six months prior to exercise.

            (ii) Any SAR described in subsection 10(c) shall be deemed to have been exercised if and when the Participant advises the Committee in writing that the Participant elects to have Options with respect to which the SAR was granted treated as having lapsed, except that SARs exercised by Reporting Persons for cash shall be exercised only during a Window Period, and shall have been held for six months prior to exercise.

            (iii) Any SAR described in subsection 10(d) shall be exercisable immediately, without regard to limitations imposed upon such exercise which are related to the passage of time, except that SARs exercised by Reporting Persons for cash shall be exercised only during a Window Period, and shall have been held for six months prior to exercise.

        (d) Any Restricted Stock granted pursuant to Section 11 shall become immediately and fully transferable, and the Committee shall be deemed to have exercised its discretion to waive any automatic forfeitures provided with respect to such Restricted Stock. Any shares held in escrow shall be delivered to the Participant, and the share certificates shall not contain the legend specified by subsection 11(e). Reporting Persons shall not dispose of any Restricted Stock until six (6) months following the date of award of such Restricted Stock.

        (e) For purposes of this Plan, Change of Control shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act; provided that, for purposes of this Plan, a Change in Control shall be deemed to have occurred if: (i) any Person (other than the Company) is or becomes the ``beneficial owner'' (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent 20% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's stockholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the
    Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of Common Stock immediately prior to the merger do not own at least fifty percent (50%), or such greater percentage as shall be set in any agreement with any Participant, or more of the stock of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (vi) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

                          SECTION 15. NONTRANSFERABILITY.

    Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, a Nonqualified Stock Option may be transferred, without consideration, to a Permitted Transferee. Awards granted under the Plan to a Participant shall be exercisable, during the Participant's lifetime, only by the Participant or a Permitted Transferee, as the case may be. In the event of the death of a Participant, exercise or payment shall be made only:

        (a) By or to the Permitted Transferee, the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Award shall pass by will or the laws of descent and distribution; and

        (b) To the extent that the deceased Participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of the Participant's death; provided, however, that any otherwise applicable six-month holding period shall not be required for exercise by or payment to an executor or administrator of the estate of a deceased Reporting Person.

                                SECTION 16. TAXES.

    The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any Award if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on the Fair Market Value on the date of such notice; provided, however, with respect to Reporting Persons, such withholding shall be satisfied by a reduction of the number of shares otherwise so deliverable.

                      SECTION 17. NO RIGHT TO EMPLOYMENT.

    A Participant's right, if any, to continue to serve the Company and its Subsidiaries as an officer, employee or otherwise, shall not be enlarged or otherwise affected by such individual's designation as a Participant under the Plan.

               SECTION 18. DURATION, AMENDMENT AND TERMINATION.

    No Award shall be granted more than ten years after the effective date of this Plan; provided, however, that the terms and conditions applicable to any Award granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other person as may then have an interest therein (notwithstanding the fact that an amendment or modification may cause an Option to no longer qualify as an Incentive Stock Option). Also, by mutual agreement between the Company and a Participant hereunder, Stock Options or other Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Participant under this Plan. To the extent that any Stock Options or other Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Stock Options or other Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Stock Options or other Awards that so qualify (including the authority to grant, simultaneously or otherwise, Stock Options or other Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Stock Option or other Awards under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company: (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of Awards that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Stock which may be made subject to Awards under the Plan; (c) modify the requirements as to eligibility for Awards under the Plan; or (d) cause the Plan not to comply with either Rule 16b-3, or any successor rule, under the Act or Section 162(m) of the Code.

                       SECTION 19. STOCKHOLDER APPROVAL.

    The Plan shall be effective on May 1, 1996, and shall be submitted for approval by the stockholders of the Company at the Annual Meeting of Stockholders in 1996. If the stockholders do not approve the Plan, it, and any action taken hereunder, shall be void and of no effect.

                          SECTION 20. MISCELLANEOUS.

    (a) Governing Law. Subject to the provisions of applicable federal law, the
        --------------
Plan shall be administered, construed and enforced according to the internal laws of the State of Missouri, excluding its conflict of law rules, and applicable federal law and in courts situated in the State of Missouri.

    (b) Severability. The invalidity of any particular clause, provision or
        -------------
covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.

                                                                     APPENDIX B

                               MAGNA GROUP, INC.
                       1996 DIRECTORS' STOCK OPTION PLAN

                     SECTION 1. ESTABLISHMENT AND PURPOSE.

    Magna Group, Inc. hereby establishes a stock option plan to be named the Magna Group, Inc. 1996 Directors' Stock Option Plan, for certain directors of the Company. The purpose of the Plan is: (i) to provide a non-cash method of compensating directors that will directly promote the interests of the stockholders because the rewards made available to the directors would be directly related to the price of stock; and (ii) to aid the Company and its subsidiaries in competing with other enterprises for the services of new directors needed to help ensure the Company's continued progress.

                            SECTION 2. DEFINITIONS.

    (a) ACT means the Securities Exchange Act of 1934, as amended from time to time.

    (b)   ADMINISTRATOR means the Chief Financial Officer of the Company.

    (c) AUTHORITY means the 100,000 shares of Stock authorized for issuance pursuant to the Plan.

    (d)   BOARD OF DIRECTORS means the Board of Directors of the Company.

    (e) CODE means the Internal Revenue Code of 1986, as amended and in effect from time to time.

    (f) COMPANY means Magna Group, Inc., a corporation organized and existing under the laws of the State of Delaware.

    (g) ELIGIBLE DIRECTOR means a director of the Company who is not otherwise an officer or employee of the Company or of any subsidiary thereof.

    (h)   FAIR MARKET VALUE of a share of Stock means, for any particular date,
          (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when the Stock is authorized as a Nasdaq National Market security, the last transaction price per share as quoted by The Nasdaq Stock Market (the ``Nasdaq''),
          (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange or authorized as a Nasdaq National Market security, but when the Stock is authorized as a Nasdaq SmallCap Market security, the closing bid price as reported by the Nasdaq, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of Stock on such exchange as of the close of such trading day or
          (iv) the market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors in the event neither (i), (ii) nor (iii) above shall be applicable. If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open.

    (i)   OPTION means an option granted under this Plan to acquire Stock.

    (j)   OPTIONEE means the person to whom an Option is granted.

    (k) OPTION AGREEMENT means an Agreement issued to each Eligible Director with respect to each Option.

    (l) OPTION DATE means the first business day after the annual meeting of Stockholders of the Company.

    (m) PERMITTED TRANSFEREE means either (i) an immediate family member of the Optionee, (ii) a trust for the benefit of the immediate family members of the Optionee or (iii) a partnership whose only partners are immediate family members of the Optionee.

    (n)   PLAN means the Magna Group, Inc. 1996 Directors' Stock Option Plan.

    (o) POST-DEATH REPRESENTATIVE(S) means the executor(s) or admini-strator(s) of the Optionee's estate or the person or persons to whom the Optionee's rights under his or her Option pass by Optionee's will or the laws of descent and distribution.

    (p) RULE 16B-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, as amended from time to time or any successor rule.

    (q) STOCK means authorized and unissued shares of common stock, $2.00 par value, of the Company or reacquired shares of the Company's common stock held in its treasury.

Generally, terms used herein shall have the meanings which they have under
Section 422 of the Code and regulations thereunder and, except to the extent contrary to such Section or regulations, under Rule 16b-3.

                          SECTION 3. ADMINISTRATION.

    The Plan shall be administered on behalf of the Company by the Administrator. The Administrator may adopt, amend and rescind from time to time such administrative rules, and may take from time to time such actions, with or without notice to affected Optionees or Permitted Transferees, as the case may be, as the Administrator may deem appropriate to implement or interpret the provisions of this Plan or to exercise any authority, discretion or power explicitly or implicitly granted to the Administrator under this Plan, provided that no such rules or actions may be inconsistent with the provisions of this Plan or Rule 16b-3, or any successor rule, under the Act (in the case of Optionees affected thereby). The Administrator may make rules or take action pursuant to this Section by any appropriate means.

                  SECTION 4. SHARES RESERVED UNDER THE PLAN.

       (a) The maximum numbers of shares of Stock which may be issued in connection with Options granted hereunder is 100,000. At any time during the existence of the Plan, there shall be reserved for issuance upon the exercise of Options granted under the Plan an amount of Stock (subject to adjustment as provided in Section 10 hereof) equal to 100,000 shares less the total number of shares issued pursuant to all such exercises which shall have been made prior to such time. The Company in its discretion may use reacquired shares held in the treasury in lieu of authorized but unissued shares.

        (b) When an Option is granted, the total number of shares of Stock issuable upon complete exercise thereof shall be charged against the maximum number of shares of the Authority. When the Option is exercised, no additional charge shall be made against the Authority. If an exercise price is paid in shares of Stock owned by the Optionee or the Permitted Transferee, as the case may be, such shares shall not be added to the Authority.

        (c) If an Option terminates in whole or in part, by expiration or for any other reason except exercise of such Option, the shares previously charged to the Authority upon grant of the Option shall be restored to the Authority, and shall again be available for issuance under the Authority, for so long as such Authority continues, as if such shares had never been subject to an Option.

                          SECTION 5. GRANTING OF OPTIONS.

    Each person who is an Eligible Director on the Option Date in 1996, and in each subsequent year on the Option Date, shall receive an Option to acquire 1,000 shares of Stock at the Fair Market Value on such date.

                         SECTION 6. TERMS OF OPTIONS.

    Notwithstanding any other provision of the Plan, each Option shall be evidenced by an Option Agreement, which shall include the substance of the following terms and conditions:

        (a) The option price for each share of Stock covered by an Option shall be an amount equal to 100% of the Fair Market Value of a share of Stock on the Option Date of such Option.

        (b) The Option by its terms shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution; provided, however, an Option may be transferred, without consideration, to a Permitted

    Transferee. The designation of a beneficiary does not constitute a transfer. The Option shall be exercisable, during the Optionee's lifetime, only by the Optionee or a Permitted Transferee, as the case may be.

        (c) With respect to Options granted in 1996, the Option by its terms shall not be exercisable during the first year after the date of grant. Each such Option shall become exercisable at the rate of one-third of the number of shares subject thereto on the first anniversary of the date of grant and the remainder of the Option shall become exercisable on the second anniversary of the date of grant. Options granted in 1997 shall not be exercisable during the first year after the date of grant; however, such Options shall become fully exercisable on the first anniversary of the date of grant. Options granted in 1998 or thereafter shall be fully exercisable as of the date of grant. No Option shall be exercisable after the expiration of ten years from the Option Date. Notwithstanding the foregoing, if the Optionee dies before their service as a director terminates, the Option shall be exercisable as to all Shares, to the extent not previously exercised.

        (d) The Option shall not be exercisable after the earlier of (i) the last day of the twenty-fourth month after the month in which the Optionee's service as a director terminates for any reason or (ii) the expiration of ten years from the Option Date.

                     SECTION 7. NO RIGHT TO REMAIN A DIRECTOR.

    The grant of an Option shall not create any right in any person to remain as a director of the Company.

                        SECTION 8. EXERCISE OF OPTIONS.

       (a) An Option shall be exercisable only (1) upon payment to the Company on the exercise date of cash in the full amount of the option price of the shares with respect to which the Option is exercised, (2) upon delivery to the Company on the exercise date of certificates representing shares of Stock, owned by the Optionee or the Permitted Transferee, as the case may be, and registered in the Optionee's or the Permitted Transferee's name, as the case may be, having a Fair Market Value, on the date of such exercise and delivery, equal to the full amount of the purchase price of the shares with respect to which the Option is exercised or (3) a combination of (1) and (2).

        (b) An Optionee or Permitted Transferee, as the case may be, shall have none of the rights of a stockholder with respect to shares of Stock subject to the Option until shares of Stock are issued to them upon the exercise of an Option.

                          SECTION 9. GENERAL PROVISIONS.

    The Company shall not be required to issue or deliver any certificate for shares of Stock to an Optionee or Permitted Transferee, as the case may be, upon the exercise of an Option prior to:

        (a) if requested by the Company, the filing with the Company by the Optionee, the Permitted Transferee or the Optionee's Post-Death Representative, as the case may be, of a representation in writing that at the time of such exercise it is their then present intention to acquire the shares of Stock being purchased for investment and not for resale, and/or the completion of any registration or other qualification of such shares of Stock under any state or Federal laws or rulings or regulations of any governmental regulatory body, which the Company shall determine to be necessary or advisable; and

        (b) the obtaining of any other consent, approval or permit from any state or Federal governmental agency which the Administrator shall, in the Administrator's absolute discretion upon the advice of counsel, determine to be necessary or advisable.

                        SECTION 10. ADJUSTMENT PROVISIONS.

    In the event any stock dividend is declared upon the Stock or in the event outstanding shares of Stock shall be changed into or exchanged for a different number, class or kind of shares of Stock or other securities of the Company or of another corporation, whether by reason of a split or combination of shares, recapitalization, reclassification, reorganization, merger, consolidation or otherwise, the maximum number of shares of Stock which may be charged against the Authority shall be appropriately and proportionately adjusted and in any such event a corresponding adjustment shall be made changing the number, class or kind of shares of Stock or other securities which are deliverable upon the exercise of any Option theretofore granted without change in the total price applicable to the unexercised portion of such Option, but with a corresponding adjustment in the price for each share of stock or other securities covered by the unexercised portion of such Option. In the event the Company is merged, consolidated or reorganized with another corporation, appropriate provision shall be made for the continuance of outstanding Options with respect to shares of the succeeding parent corporation following a merger, or with respect to shares of the consolidated or reorganized corporation in the case of a consolidation or reorganization, and to prevent their dilution or enlargement compared to the total shares issuable therein in respect of the Stock. Adjustments under this
Section 10 shall be made in an equitable manner by the Administrator, whose determination shall be conclusive and binding on all concerned.

               SECTION 11. DURATION, AMENDMENT AND TERMINATION.

    The Board of Directors may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company, without further action on the part of the Stockholders of the Company; provided, however, that no such termination or amendment shall, without the consent of the Optionee or Permitted Transferee, as the case may be, adversely affect or impair the rights of such Optionee or Permitted Transferee, as the case may be, and provided further, that, unless the Stockholders of the Company shall have first approved thereof, no material amendment of this Plan shall be made, including, but not limited to, any amendment whereby: (a) the total number of shares of Stock which may be granted under the Plan to all individuals, or to any of them, shall be increased, except by operation of the adjustment provisions of Section 10 hereof; (b) the authority to administer the Plan by the Chief Financial Officer of the Company shall be withdrawn; (c) the term of the Options shall be extended; (d) the minimum option price shall be decreased; or (e) the class of eligible persons to whom Options may be granted shall be changed; provided further, however, that the provisions relating to eligible persons, the amount and price of awards and the timing of awards may not be amended more than once every six months except to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

    The period during which Options may be granted under the Authority shall terminate on April 30, 2006, unless the Plan earlier shall have been terminated as provided above.

                     SECTION 12. DATE OF GRANTING OPTIONS.

    All Options granted under the Plan shall be granted as of an Option Date. Within ten business days after each Option Date, the Company shall notify the Optionee of the grant of the Option and shall hand deliver or mail to the Optionee an Option Agreement, duly executed by and on behalf of the Company, with the request that the Optionee execute the Option Agreement within thirty days after the date of mailing or delivery by the Company of the Option Agreement to the Optionee. If the Optionee shall fail to execute the written Option Agreement within said thirty day period, the Option shall be automatically terminated, except that if the Optionee dies within such thirty day period, such Option Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.

                       SECTION 13. STOCKHOLDER APPROVAL.

    The Plan with respect to the Authority is to be submitted for approval by the Stockholders of the Company on May 1, 1996, and shall be effective only upon receiving such approval.

                          SECTION 14. MISCELLANEOUS.

       (a) Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the internal laws of the State of Missouri, excluding its conflict of law rules, and applicable federal law and in courts situated in the State of Missouri.

        (b) The invalidity of any particular clause, provision or covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.

                                  APPENDIX 1

PROXY                          MAGNA GROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints G. Thomas Andes and Carolyn B. Ryseff, or either of them in case the other is unable or unwilling to act, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting stock of Magna Group, Inc. held of record by the undersigned on March 5, 1996, at the Annual Meeting of Stockholders to be held on May 1, 1996 or any adjournments thereof.

1. ELECTION OF DIRECTORS:

  / /  FOR all nominees listed below             / /  WITHHOLD AUTHORITY
       (except as marked to the contrary below)       (to vote for all nominees
                                                        listed below)

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW. FAILURE TO FOLLOW
   THIS PROCEDURE TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WILL RESULT IN THE GRANTING OF AUTHORITY TO VOTE FOR THE ELECTION OF SUCH
                                   NOMINEE.)

CLASS II (three-year term)

 G. Thomas Andes                          Wendell J. Kelley
 Donald P. Gallop                         Robert E. McGlynn

2. ADOPTION OF THE MAGNA GROUP, INC. 1996 LONG TERM PERFORMANCE PLAN:

             / /  FOR          / /  AGAINST          / /  ABSTAIN

3. ADOPTION OF THE MAGNA GROUP, INC. 1996 DIRECTORS' STOCK OPTION PLAN:

             / /  FOR          / /  AGAINST          / /  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

DATED: ____________________, 1996

                                            ___________________________________
                                                       Signature

                                            ___________________________________
                                              Signature, if held jointly

                                            Please sign exactly as name appears
                                            on this Proxy Card. When shares are
                                            held by joint tenants, both should
                                            sign. When signing as attorney-in-
                                            fact, executor, administrator,
                                            personal representative, trustee, or
                                            guardian, please give full title as
                                            such. If a corporation, please sign
                                            in full corporate name by President
                                            or other authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                              APPENDIX 2

     Page 18 of the printed proxy statement contains a Comparison of Five-Year Total Return graph. The information contained in the graph is depicted in Table I which immediately follows the graph.